                                                                     Exhibit 4.9


                               Dated 15 May 2001



                      THE COMPANIES SET OUT IN SCHEDULE 1
                       and the Additional Companies party
                           hereto from time to time,
                                as the Companies


                                      and


                             BANK OF AMERICA, N.A.
                              as Security Trustee



                 ____________________________________________
                                   DEBENTURE
                 ____________________________________________

                   This Debenture is entered into subject to
                    and with the benefit of an Intercreditor
                        Agreement of even date herewith

                        To:  H.M. Chief Land Registrar.
                   Note:  this Debenture contains (in clause
                4.4 (Application to H.M. Chief Land Registrar))
                    an application to enter a restriction on
                          the Proprietorship Register.


                   [MAYER, BROWN & PLATT LOGO APPEARS HERE]




                             MAYER, BROWN & PLATT
                               Bucklersbury House
                            3 Queen Victoria Street
                                London EC4N 8EL
                           Telephone:  020 7246 6200
                           Facsimile:  020 7329 4465
                               Re:  LMS/00651039

                               Table of Contents


Clause                                                                      Page


1.   DEFINITIONS AND INTERPRETATION.........................................  1

     1.1  Definitions.......................................................  1
     1.2  Interpretation....................................................  6
     1.3  Credit Agreement..................................................  7
     1.4  Loan Documents....................................................  7

2.   COVENANT TO PAY........................................................  7

     2.1  Covenant to Pay...................................................  7
     2.2  Interest..........................................................  7
     2.3  Payments..........................................................  7

3.   ASSIGNMENTS, FIXED AND FLOATING CHARGES................................  8

     3.1  Fixed charges.....................................................  8
     3.2  Assignments.......................................................  8
     3.3  Dealings with Assigned Agreements.................................  8
     3.4  Floating charge................................................... 10
     3.5  Exceptions to security............................................ 10
     3.6  Failure of assignment............................................. 11
     3.7  Assignment of insurances.......................................... 11

4.   PERFECTION OF SECURITY AND FURTHER ASSURANCE........................... 11

     4.1  Notice of Assignment.............................................. 11
     4.2  Collection of Debts and Related Matters........................... 11
     4.3  Notice of charge.................................................. 12
     4.4  Application to H.M. Chief Land Registrar.......................... 13
     4.5  Further Assurances................................................ 13
     4.6  Charged Shares.................................................... 13
     4.7  Covenants for title............................................... 14
     4.8  Additions to this Debenture....................................... 14
     4.9  Security Trustee not to give notice............................... 14

                               Table of Contents
                                  (continued)

Clause                                                                     Page

5.   GENERAL SECURITY PROVISIONS..........................................  15

     5.1  Additional Security.............................................  15
     5.2  Immediate Recourse..............................................  15
     5.3  Waiver of Defences..............................................  15
     5.4  Non-Competition.................................................  16
     5.5  Trust Operation.................................................  16
     5.6  Rights Attaching to the Securities..............................  16

6.   RELEASE OF SECURITY..................................................  17

     6.1  No discharge of security........................................  17
     6.2  Release of security.............................................  17
     6.3  Reinstatement...................................................  18

7.   CONVERSION OF FLOATING CHARGE........................................  18

     7.1  Crystallisation.................................................  18
     7.2  Automatic Crystallisation.......................................  18

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE COMPANIES...........  19

     8.1  Due Incorporation...............................................  19
     8.2  Capacity........................................................  19
     8.3  Enforceability..................................................  19
     8.4  Authorisations..................................................  20
     8.5  Compliance with laws............................................  20
     8.6  Insolvency proceedings..........................................  21
     8.7  Properties......................................................  21
     8.8  Environmental licences..........................................  21
     8.9  Dangerous substances............................................  21
     8.10 Environmental liability.........................................  21
     8.11 Insurance policies..............................................  21

                               Table of Contents
                                  (continued)

Clause                                                                     Page

     8.12  Charged shares.................................................  22

9.   SPECIFIC COVENANTS...................................................  22

     9.1   Specific covenants.............................................  22
     9.2   Intellectual Property..........................................  27
     9.3   Evidence of compliance.........................................  27
     9.4   Limitation on powers...........................................  30

10.  POWER TO REMEDY......................................................  30

     10.1  Entry to Property..............................................  30
     10.2  Power to Remedy................................................  30
     10.3  Insurance......................................................  30
     10.4  Indemnity......................................................  31
     10.5  No Obligation to Remedy........................................  31

11.  POWERS OF LEASING....................................................  31

     11.1  Prohibition on Exercise of Powers by a Company.................  31
     11.2  Powers of Security Trustee.....................................  31

12.  ENFORCEMENT..........................................................  32

     12.1  Event of Default...............................................  32
     12.2  Exclusion of Provisions of LPA.................................  32
     12.3  Consolidation..................................................  32
     12.4  Powers of Mortgagee............................................  32
     12.5  Power of Sale..................................................  32
     12.6  Exercise of Powers.............................................  32

13.  PROTECTION OF THIRD PARTIES..........................................  33

     13.1  Protection of Third Parties....................................  33
     13.2  Receipts Conclusive............................................  33

                               Table of Contents
                                  (continued)

Clause                                                                     Page


     13.3  Meaning of Purchaser...........................................  33

14.  APPOINTMENT OF RECEIVER..............................................  33

     14.1  Appointment....................................................  33
     14.2  Powers.........................................................  33
     14.3  Receiver of a Company..........................................  35
     14.4  Joint Appointment..............................................  36
     14.5  No Limit on Powers of Receiver.................................  36
     14.6  Removal........................................................  36
     14.7  Remuneration...................................................  36

15.  APPLICATION OF PROCEEDS..............................................  36

     15.1  Application of Proceeds........................................  36
     15.2  Insurance......................................................  36
     15.3  Suspense Account...............................................  37
     15.4  Exclusions.....................................................  37

16.  SECURITY TRUSTEE'S POWERS............................................  37

     16.1  Further Powers.................................................  37
     16.2  Exercise of Powers.............................................  37
     16.3  Landlord and Tenants Acts......................................  37
     16.4  Entry into Possession..........................................  38

17.  POWER OF ATTORNEY....................................................  38

18.  REDEMPTION OF PERMITTED SECURITY INTERESTS...........................  38

19.  AVOIDANCE OF PAYMENTS................................................  39

20.  DELEGATION...........................................................  39

21.  PROTECTION OF THE SECURITY TRUSTEE, BANKS AND RECEIVER...............  39

     21.1  No Liability...................................................  39

                               Table of Contents
                                  (continued)

Clause                                                                     Page


     21.2  No Mortgagee in Possession.....................................  40

22.  CUSTODY..............................................................  40

23.  COSTS................................................................  40

24.  INDEMNITY............................................................  40

     24.1  General Indemnity..............................................  40
     24.2  Indemnity for Breach...........................................  41

25.  SET-OFF..............................................................  41

     25.1  Set-off........................................................  41
     25.2  Security Trustee may effect Set-off or Transfer................  41
     25.3  Meaning of Rights under General Law............................  41

26.  NOTICES..............................................................  42

     26.1  Form...........................................................  42
     26.2  Made...........................................................  42
     26.3  Language.......................................................  42

27.  TRANSFERS............................................................  42

     27.1  Security Trustee...............................................  42
     27.2  Company........................................................  42
     27.3  Disclosure.....................................................  42

28.  CURRENCY INDEMNITY...................................................  43

29.  MISCELLANEOUS........................................................  43

     29.1  Property of Security Trustee...................................  43
     29.2  Security Trustee's Certificate Conclusive......................  43
     29.3  No Waiver......................................................  43
     29.4  Severability...................................................  43
     29.5  Counterparts...................................................  44

                               Table of Contents
                                  (continued)

Clause                                                                     Page

     29.6   Governing Law.................................................  44
     29.7   Submission of Jurisdiction....................................  44
     29.8   Waiver of Objection...........................................  44
     29.9   General Consent...............................................  44
     29.10  No Limitation of Right to Court Proceedings...................  44
     29.11  Third Party Rights............................................  44

30.  ADDITIONAL COMPANIES.................................................  45

     30.1   Joinder of Additional Company.................................  45
     30.2   Construing Agreement..........................................  45

SCHEDULES

SCHEDULE 1  THE COMPANIES
SCHEDULE 2  FORM OF DEED OF ACCESSION
SCHEDULE 3  CHARGED SHARES
SCHEDULE 4  FORM OF NOTICE TO COUNTERPARTIES OF ASSIGNED AGREEMENTS
SCHEDULE 5  GUARANTIES
SCHEDULE 6  PROPERTIES
SCHEDULE 7  ADDITIONAL ASSIGNED AGREEMENTS
SCHEDULE 8  FORM OF NOTICE OF CHARGE
SCHEDULE 9  SPECIAL ACCOUNTS

THIS DEBENTURE is made the 15th day of May 2001, between:

1. THE COMPANIES set out in the Schedule 1 and each Person which executes a Deed of Accession pursuant to Clause 30, as an Additional Company (each, individually, a "Company" and collectively referred to as the "Companies"); and

2. BANK OF AMERICA, N.A. as administrative agent pursuant to the Credit Agreement defined below and Security Trustee for the Banks pursuant to the Consent (the "Security Trustee").

                                   RECITALS

WHEREAS:

1. Pursuant to the Credit Agreement, the Banks have agreed to make loans to, and to issue or participate in letters of credit for the account of, the Borrowers;

2. The Parent, APW-NA, all Domestic Subsidiaries of APW-NA and certain direct Subsidiaries of the Parent have executed and delivered guarantees of certain Obligations under the Credit Agreement;

3. Certain English Subsidiaries of Wright Line Europe BV, a subsidiary of the Parent, have executed and delivered or will, simultaneously with their execution and delivery of this Debenture, execute and deliver guarantees of certain Obligations under the Credit Agreement;

4. APW Products and Systems BV, a Dutch company, Wright Line Europe BV, a Dutch Company, and APW Power Supplies AS, a Danish company, each of which is also a Subsidiary of Wright Line Europe BV, will, simultaneously with their accession to this Debenture, execute and deliver guarantees of certain Obligations under the Credit Agreement;

5. The Banks have no obligation at the present time to make additional Loans or issue or participate in additional Letters of Credit under the Credit Agreement;

6. In consideration for additional Loans, Letters of Credit or other financial accommodation heretofore or hereafter made to the Borrowers under or in connection with the Credit Agreement, the Companies have agreed to execute and deliver this Debenture upon the terms and conditions set out below.

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Debenture and in the Recitals hereto, unless the context otherwise requires:

     "Additional Company" means any company that becomes a party to this Debenture pursuant to Clause 30 by executing a Deed of Accession;

     "applicable law" means with respect to any Person or matter, any supranational, national, federal, state, provincial, regional or local statute, law, rule, treaty, convention, regulation, order, decree, directive, measure, procedure, rule, consent, decree, request, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by any governmental authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof;

     "APW-NA" means APW North America, Inc., a Delaware corporation;

     "Assigned Agreements" means, in relation to a Company, all benefits, rights, title, interests and claims of such Company in respect of:

     (a) any contract of insurance to which such Company is a party or to which such Company has any present or future right, title or interest, and

     (b) any additional assigned agreements set out in Schedule 7 against such Company, or (in the case of Additional Companies only) identified in the Deed of Accession executed by such Additional Company in each case, the situs of which is outside the United States;

     "Banks" has the meaning given to it in the Credit Agreement;

     "Borrowers" has the meaning given to it in the Credit Agreement;

     "Charged Share Issuer" means, in relation to a Company, each Person listed against such Company and, identified as such in Schedule 3 and, in relation to any Additional Company, each Person identified as such in the Schedule to the Deed of Accession;

     "Charged Shares" means, in relation to a Company, such shares of each Charged Share Issuer which are held by or to the order of such Company at any time and, at the date of this Debenture, as set out in Schedule 3, and in relation to each Additional Company all the shares of each Charged Share Issuer which are held by or to the order of such Additional Company at any time and which are delivered by such Additional Company to the Security Trustee as Secured Property hereunder;

     "Company" is defined in the preamble;

     "Consent" means a consent agreement dated May 4, 2001 and made between the Parent, APW-NA, APW Holdings Denmark APS, various financial institutions, Bank One N.A., as syndication agent, The Chase Manhattan Bank, as documentation agent and Bank of America, N.A., as administrative agent;

     "Credit Agreement" means an Amended and Restated Multicurrency Credit Agreement dated as of May 15, 2001 (as amended, amended and restated, supplemented or modified from time to time) between the Parent, as borrower, the various financial institutions (together with their respective successors and assigns), collectively the Banks, Bank One N.A. as Syndication Agent, The Chase Manhattan Bank as Documentation Agent and Bank of America, N.A. as Administrative Agent;

     "Debts" means, in relation to a Company, all present and future book and other debts and other monies due, owing, payable or incurred to such Company including any amounts from time to time standing to the credit of any accounts with the Security

     Trustee or other accounts of such Company and with the benefit of any guarantees, indemnities or other assurances against financial loss affecting any of the same and the benefit of any present or future insurance policies and all proceeds thereof and all things in action which may give rise to any debt, revenue or claim and any other rights relating thereto;

     "Deed of Accession" means a deed supplemental to this Debenture, executed by an Additional Company substantially in the form of the deed exhibited at
     Schedule 2 hereto, by virtue of which such Additional Company becomes bound by this Debenture in the capacity of a Company;

     "Default Rate" means the applicable rate determined pursuant to Section 2.12(d) of the Credit Agreement;

     "Delegate" means any Receiver, agent for a mortgagee in possession, attorney or similar Person appointed by the Security Trustee hereunder;

     "Dissolution" of a Person includes the bankruptcy, insolvency, liquidation, amalgamation, reconstruction, reorganisation, administrative or other receivership, or dissolution of that Person, or its official management and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction;

     "Distributions" means all share dividends, liquidating dividends, shares resulting from (or in connection with the exercise of) share splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Charged Shares or other Securities, but shall not include Dividends;

     "Dividends" means cash dividends and cash distributions with respect to any Charged Shares or other Securities (including interest) and other amounts paid or payable but not any liquidating dividend;

     "Environmental Laws" means all applicable laws, compliance with which is mandatory for each Company, relating to waste, contamination or pollution of air, water or soil;

     "Environmental Licences" means any permit, approval, consent, licence or other authorisation required under any applicable Environmental Law;

     "Event of Default" has the meaning given to it in Section 8.1 of the Credit Agreement;

     "Guaranty" means the Guaranty which each Company has either executed and delivered in favour of Bank of America, N.A. as administrative agent for the financial institutions from time to time party to the Credit Agreement (as set out in Schedule 5, marked "Existing Guaranties"), or will execute and deliver simultaneously with its execution of this Debenture, in favour of the Administrative Agent and the Security Trustee (as set out in Schedule 5, marked "New Guaranties"), or the Guaranty which will be executed and delivered by each Additional Company simultaneous with such Additional Company's execution and delivery of a Deed of Accession, pursuant to which, in each case, certain obligations of the Parent under the Credit Agreement are irrevocably, unconditionally and absolutely guaranteed in full by such Company;

     "Intellectual Property" means, in relation to a Company, all rights in any patents, trade marks, service marks, designs, design rights, moral rights, business names, copyright, inventions, confidential information, know how and other intellectual property (in each case whether registered or unregistered and including applications for registration thereof and rights to apply for the same) which it now or in the future owns or (to the extent of its interest) in which it now or in the future has an interest (including the benefit of any licences and sub-licences of any of the foregoing granted by it or to it and all applications and rights to apply for the same) the benefit of all applications and rights to use such assets and all proceeds from the exploitation of and rights associated with any of the foregoing;

     "Intercreditor Agreement" means the intercreditor agreement of even date herewith among, inter alia, Bank of America, N.A., as administrative agent under the Credit Agreement and as the Security Trustee pursuant to this Debenture, Royal Bank of Scotland PLC, as agent for itself and National Westminster Bank PLC, Royal Bank of Scotland PLC, as security trustee under a debenture, dated May 15, 2001, among the companies set forth on Schedule I thereto and Royal Bank of Scotland PLC as security trustee; and Royal Bank of Scotland PLC and National Westminster Bank PLC;

     "LPA" means the Law of Property Act 1925;

     "Notice of Charge" means a notice of charge in the form set out in Schedule 8;

     "Parent" means APW Ltd, a Bermuda corporation;

     "Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Local Government, Planning and Land Act 1980;

     "Proceedings" means any suit, action or proceeding arising out of or in connection with this Debenture;

     "Proceeds" means any proceeds from the sale or realisation of any Secured Property;

     "Properties" means:

     (a) in the case of each Company the freehold, leasehold or immovable property referred to in Schedule 6 and any other freehold, leasehold or immovable property now or at any time vested in or held by or on behalf of such Company together with in all cases all buildings, structures, fixtures and fittings (including trade fixtures and fittings but excluding, in the case of leasehold property, landlord's fixtures) and fixed plant and machinery from time to time in or on such freehold, leasehold or immovable property and owned by the relevant Company, subject to and with the benefit of any lease, tenancy agreement, licence, right, covenant, condition or security interest affecting the same at the date of this Debenture as disclosed in Schedule 6; and

     (b) in the case of each Additional Company the freehold, leasehold or immovable property referred to in the Deed of Accession executed by such Additional Company and any other freehold, leasehold or immovable property at the date of such Deed of Accession or thereafter vested in or held by or on behalf of such Additional Company together with in all cases all buildings, structures, fixtures and fittings (including trade fixtures and fittings but excluding, in the case of leasehold property, landlord's fixtures) and fixed plant and machinery from time to time in or on such freehold, leasehold or immovable property and owned by the relevant Company, subject to and with the benefit of any lease, tenancy agreement, licence, right, covenant, condition or security interest affecting the same at the date of the Deed of Accession;

     "Receiver" means any receiver or manager or administrative receiver appointed by the Security Trustee over all or any of the Secured Property pursuant to this Debenture whether alone or jointly with any other Person and includes any substitute for any of them appointed from time to time;

     "Secured Obligations" means, in relation to a Company, the obligations of such Company under its Guaranty provided that the Secured Obligations shall exclude any obligation that would constitute unlawful financial assistance prohibited by Section 151 of the UK Companies Act 1985 or any analogous provision of any applicable law in any jurisdiction;

     "Secured Property" means, in relation to a Company, all the undertaking and the assets, rights and property of such Company which are the subject of any security created or purported to be created by this Debenture and includes any part of or any interest in them;

     "Securities" means, in relation to a Company, the Charged Shares held by or to the order of such Company and all stocks, shares, bonds and securities of any kind whatsoever whether marketable or otherwise and all other interests (including loan capital) both present and future held by such Company in any Person (including any Subsidiary of such Company) and includes all Dividends, Distributions, allotments, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all money or property offered at any time by way of dividend, conversion, redemption, bonus, preference, option or otherwise in respect thereof;

     "Security Interest" means any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement or any other type of security or preferential arrangement howsoever arising;

     "Special Accounts" means such separate and denominated account or accounts with the Security Trustee or such other bank or banks as set out in
     Schedule 9 (or, in the case of an Additional Company, as specified in the Deed of Accession executed by such Additional Company) or as the Security Trustee may specify consequent upon an Event of Default from time to time in writing as the account or accounts into which the Debts are to be paid;

     "Tangible Moveable Property" means all plant, machinery, computers and vehicles now or at any time not effectively charged pursuant to Clauses 3.1(a) or 3.1(b)(i) (Fixed Charges) and all related spare parts, fuels, equipment and tools (excluding any for the time being forming part of the relevant Company's stock in trade or work in progress) title to which is vested in or held by or on behalf of each Company;

1.2  Interpretation

     Any reference in this Debenture to:

     (i) a "Business Day" is a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London, Holland, Denmark and the United States of America;

     (ii) a "disposal" includes any sale, lease, transfer, conveyance, assignment, licence, sub-licence or other disposal and "dispose" and "disposed" shall be construed accordingly;

     (iii) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (iv) "tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

     (v) a "Loan Document" or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended or novated from time to time;

     (vi) a provision of law is a reference to that provision as the same may have been, or may from time to time be, amended or re-enacted; and

     (vii) any Person shall be construed so as to include it and any subsequent successors and assigns in accordance with their respective interests.

(b)  Section, Clause and Schedule headings are for ease of reference only.

(c) "(Pounds)", "sterling" and "pounds sterling" denote the lawful currency of the United Kingdom and "$" and "dollars" denote the lawful currency of the United States of America.

(d)  Unless otherwise specified, a reference to any Recital, Section, Clause or
     Schedule is a reference to such Recital, Section, Clause or Schedule of this Debenture.

1.3  Credit Agreement

     Unless otherwise defined herein or the context otherwise requires, terms used in this Debenture, including its preamble and Recitals, have the meanings provided in the Credit Agreement.

1.4  Loan Documents

     For the avoidance of doubt, the parties hereby agree that this Debenture and each Guaranty shall constitute Loan Documents executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

2.   COVENANT TO PAY

2.1  Covenant to Pay

     Each Company hereby covenants, as primary obligor and not merely as surety, with the Security Trustee that it will pay and discharge its Secured Obligations in accordance with the terms of its Guaranty.

2.2  Interest

     Each Company shall pay interest on any amounts due and payable by it under this Debenture (other than pursuant to Clause 2.1 (Covenant to Pay)) to the date of payment or discharge (notwithstanding any demand or any judgment obtained by the Security Trustee or the liquidation or administration of or any arrangement or composition with creditors by such Company) at the Default Rate.

2.3  Payments

     All sums payable by a Company under this Debenture (other than pursuant to Clause 2.1 (Covenant to Pay)) shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law in which event such Company will simultaneously with making the relevant payment under this Debenture pay to the Security Trustee such additional amount as will result in the receipt by the Security Trustee of the full amount which would otherwise have been receivable and will supply the Security Trustee within 30 days with evidence reasonably satisfactory to the Security Trustee that such Company has accounted to the relevant authority for the sum withheld or deducted.

3.   ASSIGNMENTS, FIXED AND FLOATING CHARGES

3.1  Fixed charges

     Each Company with full title guarantee and as a continuing security for the payment and discharge of all of its Secured Obligations charges in favour of the Security Trustee (subject, for a period of 60 days from the date hereof or in the case of an Additional Company for a period of 60 days from the date of the Deed of Accession executed and delivered by such Additional Company, to obtaining any necessary consent to the relevant charge by way of legal mortgage or fixed charge from any third party):

     (a) by way of legal mortgage, the title, estates and other interests of such Company in each of the Properties referred to in Schedule 6 (Properties); and

     (b)  by way of fixed charge all of its present and future:

          (i) title, estates and other interests in each of the Properties not effectively charged pursuant to Clause 3.1(a);

          (ii)  Tangible Movable Property;

          (iii) Intellectual Property;

          (iv)  goodwill and uncalled capital;

          (v)   Securities;

          (vi)  Debts; and

          (vii) monies now or at any time standing to the credit of any bank account (including any Special Accounts) opened or maintained by such Company with any Person.

3.2  Assignments

     Each Company with full title guarantee and as a continuing security for the payment and discharge of its Secured Obligations assigns by way of security to the Security Trustee each of the Assigned Agreements relating to it.

3.3  Dealings with Assigned Agreements

     (a) The assignment of the Assigned Agreements pursuant to Clause 3.2 shall not constitute an assignment during the period of 60 days commencing with the date hereof (or in the case of an Additional Company for a period of 60 days commencing on the date of the Deed of Accession executed and delivered by such Additional Company) to the extent that it would constitute a violation of a valid and enforceable restriction in favour of a non-affiliated third party, or where such violation would occur without consent, unless and until any required consents shall have been obtained.

     (b) The assignment referred to in Clause 3.2 constitutes and effects (subject to Clause 3.3(a)) an immediate and full assignment, by way of security, of the Assigned Agreements and shall be effective, and the security intended to be created by this Debenture shall be constituted, immediately upon its execution or, as the case may be, the expiry of the relevant period referred to in Clause 3.3(a).

     (c) Notwithstanding but without prejudice to Clause 3.3(b), the Security Trustee agrees that each Company may exercise all of the rights, powers, discretions and remedies which would (but for this Debenture) be vested in such

          Company under and in respect of the Assigned Agreements, unless and except to the extent that any such exercise is prohibited by or would contravene, or result in a contravention of, any provision of the Credit Agreement.

     (d) Each Company shall remain at all times liable to perform all of the obligations assumed by it under or in respect of the Assigned Agreements to the same extent as if the security created pursuant to this Debenture had not been created.

     (e) The exercise by the Security Trustee or any Delegate, or any of its or their agents or nominees, of any of the rights, benefits, interests or claims assigned by this Debenture shall not release any Company from any of its Secured Obligations.

     (f) Without prejudice to the obligations of the Security Trustee to the Banks under the Loan Documents, neither the Security Trustee nor any Bank shall, by reason of or arising out of this Debenture or anything done under or in connection with it, have any obligation or liability whatsoever to any Person (including each Company and any other Bank) to:

          (i) perform (as a result of the non-performance or mis-performance of) any of the obligations assumed by any Company under or in respect of the Loan Documents or the Assigned Agreements;

          (ii) enforce payment or performance of any obligations of any Person party to any of the Loan Documents; or

          (iii) make any enquiry as to the nature or sufficiency of any payment received by it under or in respect of this Debenture or any of the Assigned Agreements or to make any claim or take any action to collect any monies or to exercise any of the rights, title, interest and benefits assigned to the Security Trustee to which the Security Trustee may be at any time entitled pursuant to this Debenture, or to make any payment in respect of the Assigned Agreements.

     (g) The Security Trustee agrees that until an Event of Default has occurred and is continuing and the Security Trustee has notified a Company of the revocation of such power and authority, such Company may amend or vary any Assigned Agreement relating to it, except where such amendment or variation could reasonably be expected to have a Material Adverse Effect.

     (h) The provisions of this Clause 3.3 shall apply notwithstanding any other provision of this Debenture or any contrary or inconsistent provision of any Loan Document.

3.4  Floating charge

     Each Company with full title guarantee and as a continuing security for the payment and discharge of its Secured Obligations charges in favour of the Security Trustee by way of floating charge (subject for a period of 60 days commencing on the date hereof (or in the case of an Additional Company commencing on the date of the Deed of

     Accession executed and delivered by such Additional Company) to obtaining any necessary consent to such floating charge from any third party) all the undertaking and all the assets, rights and income of such Company both present and future not otherwise effectively charged or assigned under Clauses 3.1 (Charge) or 3.2 (Assignment).

3.5  Exceptions to security

     (a)  Assets situated outside England and Wales

          The security created pursuant to Clauses 3.1 (Fixed charges), 3.2 (Assignments) and 3.4 (Floating Charge) shall not extend to any asset situated outside England and Wales to the extent that and for so long as any such security would be unlawful under the laws of the jurisdiction in which such asset is situated;

     (b)  Non-English Companies

          Notwithstanding the contents of this Clause 3, APW Products and Systems BV, APW Power Supplies AS and Wright Line Europe BV (the "Non-English Companies") shall only charge, in favour of the Security Trustee with full title guarantee, and as continuing security for payment and discharge of their Secured Obligations, by way of fixed charge, all of their respective present and future Charged Shares (by executing Deeds of Accession) together with (by way of charge by way of legal mortgage, fixed charge, assignment by way of security or floating charge (as applicable)) all other assets located in the England and Wales which such Companies may own at any time in the future;

     (c)  Consents

          Each Company shall as soon as reasonably possible and in any event within 60 days of the date of this Debenture use reasonable endeavours to obtain any necessary consents to the creation of the security intended to be created hereby but not created due to a requirement for consent. If any relevant third party (other than a group company) shall make a claim (which is valid in the reasonable opinion of the relevant Company) to a Company in writing that the creation or continuation of any security constituted by or pursuant to this Debenture is or was in contravention of the terms of any agreement entered into by any of the Companies and such third party, or a relevant third party refuses to give such consent, the Security Trustee shall, if requested to do so by the relevant Company (such request to be accompanied by a copy of the letter or other communication from the third party) and at such Company's cost promptly do all, such things as is necessary to release such assets subject to such claim from such security.

3.6  Failure of assignment

     If for any reason the assignment of any of the Assigned Agreements referred to in Clause 3.2 (Assignment) is found to be ineffective and/or if any sums payable in respect of such Assigned Agreements are received by a Company, such Company following the occurrence and during the continuance of an Event of Default and notification of the same by the Security Trustee shall hold the benefit of such Assigned Agreements and any such sums received by it in trust for the Security Trustee, and shall account to the Security Trustee for or otherwise apply all such sums as the Security Trustee may direct and shall otherwise at its own cost take such action and execute such documents as the Security Trustee may in its reasonable discretion require to effect such assignment.

3.7  Assignment of insurances

     For the avoidance of doubt, this Debenture does not constitute an assignment of any policy or contract of insurance but only of the benefits, rights, title, interests and claims of any Company under such assets.

4.   PERFECTION OF SECURITY AND FURTHER ASSURANCE

4.1  Notice of Assignment

     Each Company shall:

     (a) upon written request by the Security Trustee following an Event of Default which is subsisting, give (to the extent assignable as contemplated in Clause 3.3(a)) each other party to an Assigned Agreement relating to it that has been assigned pursuant to Clause 3.2 a notice of assignment (substantially in the form set out in Schedule 4 or in such other form as the Security Trustee may reasonably require), duly completed; and

     (b) use reasonable endeavours to procure that the addressee of that notice acknowledges that notice in the form attached to that notice (or in such other form as the Security Trustee may approve) within 15 days (or such longer period as such Company and the Security Trustee may agree in any particular case) after the date the notice of assignment is given.

4.2  Collection of Debts and Related Matters

     (a) Each Company shall at all times during the subsistence of the security created by this Debenture:

          (i) get in and realise its Debts (other than credit balances on any bank accounts) in the ordinary and usual course of its business and hold the proceeds of such getting in and realisation thereof (until payment into the Special Accounts as hereinafter provided) upon trust for the Security Trustee; and

          (ii) unless the Security Trustee otherwise agrees in writing, pay the proceeds of such getting in and realisation of its Debts into the Special Accounts.

     (b) Each Company shall not at any time during the subsistence of the security created by this Debenture, unless otherwise permitted to do so pursuant to the Credit Agreement, without the prior written consent of the Security Trustee charge assign or secure the Debts in favour of a third party or deal with the

          Debts (other than credit balances on bank accounts) otherwise than by getting in and realising the same and making payment thereof into the Special Accounts or as the Security Trustee may require. Without prejudice to the generality of the foregoing, each Company shall not at any such time factor or discount any of the debts or enter into any agreement for such factoring or discounting.

     (c) Prior to an Event of Default, any moneys in respect of the Debts (other than credit balances on bank accounts) received by a Company and paid into any of the Special Accounts of the relevant Company in accordance with the requirements of this Clause 4.2 (Collection of Debit and Related Matters) shall upon being paid into such Special Accounts be automatically released from the fixed charge created by Clause 3.1(b) (Fixed Charges) and shall become subject to the floating charge created by Clause 3.4. Such release from the fixed charge shall not affect and shall be entirely without prejudice to the continuance of the said fixed charge on all other Debts of a Company outstanding from time to time and on all moneys which a Company receives in respect thereof;

     (d) Prior to the occurrence of an Event of Default which is notified to the relevant Company:

          (i) the Security Trustee will not serve any Notice of Charge in connection with the Debts owed to such Company ; and

          (ii) all credit balances on any bank accounts of such Company may be freely utilised by that Company.

4.3  Notice of charge

     Each Company shall:

     (a) on the date of this Debenture and from time to time upon request by the Security Trustee deliver to the Security Trustee, or procure the delivery to the Security Trustee of, Notices of Charge, duly completed in respect of the Special Accounts, to each of the banks specified by the Security Trustee (but not maintained with the Security Trustee) with which any of the Special Accounts are opened or maintained; and

     (b) use reasonable endeavours to procure that each addressee of a Notice of Charge acknowledges such Notice of Charge in the form attached to such Notice of Charge (or in such other form as the Security Trustee may approve) within 15 days (or such longer period as such Company and the Security Trustee may agree in any particular case) of delivery of such Notice of Charge.

4.4  Application to H.M. Chief Land Registrar

     Each Company applies to H.M. Chief Land Registrar to enter the following restriction in the Proprietorship Register of the freehold, leasehold or other immovable property forming part of the Properties charged by such Company title to which is, or is required to be, registered under the Land Registration Acts 1925 to 1997:

          "Except under an Order of the Registrar no transfer, disposition, dealing, charge or mortgage by the proprietor of the land or any transfer made in the exercise of the power of sale possessed by the holder of any subsequent charge is to be registered or noted without the consent of the proprietor for the time being of Charge
          No. [        ]."

4.5  Further Assurances

     Each Company shall at the request of the Security Trustee and at its own expense promptly execute (in such form as the Security Trustee may reasonably require) such instruments and otherwise do such acts and things as the Security Trustee may reasonably require to improve, preserve, perfect or protect the security created (or intended to be created) by this Debenture or the priority of the same or to facilitate the realisation of or otherwise to enforce the same or to exercise any of the Security Trustee's or any Receiver's rights in relation to the same. In particular, but without limitation, each Company will:

     (a) promptly (at the request of the Security Trustee) execute a valid legal mortgage of any freehold or leasehold property now or in the future belonging to such Company which is not effectively charged by way of legal mortgage pursuant to this Debenture including, but not limited to, the registered property at Beeley Wood Works, Claywheels Lane, Sheffield, S6 1ND; and

     (b) promptly (at the request of the Security Trustee) execute an assignment by way of security of any material agreement which the Security Trustee indicates should be assigned by way of security to the Security Trustee as continuing security for the payment and discharge of such Company's Secured Obligations in addition to any Assigned Agreements assigned pursuant to Clause 3.4 of this Debenture or any Deed of Accession.

4.6  Charged Shares

     (a) Subject to the terms of the Intercreditor Agreement each Company shall, on the date of this Debenture or as soon as reasonably practicable thereafter but in any event by May 15, 2001 and from time to time, deliver to the Security Trustee (or a nominee specified by the Security Trustee acting on its behalf), or procure the delivery to the Security Trustee (or such a nominee) of, and the Security Trustee (or such nominee) shall be entitled to hold and retain, all of the Charged Shares or the certificates or documents of title to or representing the same held or acquired by such Company or its nominee(s) together with:

          (i) if any of the Charged Shares is not in the sole name of such Company, a declaration of trust in respect of such Charged Shares in favour of such Company duly executed by each Person other than each Company in whose name such Charged Shares are registered or held; and

          (ii) any instrument of transfer or assignment of such Charged Shares specified by the Security Trustee duly executed by each Person in whose name any of such Charged Shares are registered or held (with the name of the transferee or assignee, the consideration and the date left blank).

     (b) The Security Trustee may following the occurrence of an Event of Default (which is subsisting) have any of the Charged Shares registered in its name or in the name of a nominee specified by the Security Trustee acting on its behalf.

4.7  Covenants for title

     The obligations of each Company under this Clause 4 (Perfection of Security and Further Assurances) shall be in addition to and not in substitution for the covenants for title deemed to be included in this Debenture by virtue of Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994.

4.8  Additions to this Debenture

     If, in order for any Security Interest purported to be created by this Debenture to be valid, legally binding and enforceable in respect of any of the Secured Property, it is necessary for any further provision(s) to be included in this Debenture, each Company shall negotiate in good faith with the Security Trustee with a view to agreeing mutually acceptable provision(s) to be so included.

4.9  Security Trustee not to give notice

     The Security Trustee agrees that it shall not be entitled prior to the occurrence of an Event of Default which is subsisting, to serve or give notice to any counterparty to an Assigned Agreement or any issuer of Securities (other than a Charged Share Issuer) of the Security Interest granted under this Debenture.

5.   GENERAL SECURITY PROVISIONS

5.1  Additional Security

     This Debenture, the security created by it and the rights, powers and remedies given to the Security Trustee under this Debenture shall be in addition to and shall not prejudice, or be prejudiced by, any other security or any guarantee, indemnity or other document (whether given by a Company or any other Person) or any other right, power or remedy vested in the Security Trustee or which any Bank may at any time hold in respect of or in connection with any or all of the Secured Obligations. All the rights, powers and remedies so vested may be exercised from time to time as often as the Security Trustee may deem expedient.

5.2  Immediate Recourse

     The Security Trustee need not before exercising any of the rights, title, benefit and interest conferred upon it by this Debenture or by applicable law (i) take action or obtain judgement against any Company or any other Person in any court, (ii) make or file any claim or proof on the Dissolution of any Company or any other Person or (iii) enforce or seek to enforce the recovery of the monies and liabilities hereby secured or any other Security Interest.

5.3  Waiver of Defences

     Without prejudice to the other provisions of this Clause 5, neither this Debenture nor the liability of each Company for its Secured Obligations shall be prejudiced or affected by:

     (a) any variation or amendment of, or waiver or release granted under or in connection with, any other security or any guarantee or indemnity or other document; or

     (b) any time or waiver granted, or any other indulgence or concession granted, to the Parent or any Company by the Security Trustee or any other Person; or

     (c) the taking, holding, failure to take or hold, varying, realisation, non-enforcement, non-perfection or release by the Security Trustee or any other Person of any other security or any guarantee or indemnity or other document; or

     (d)  the Dissolution of such Company or any other Person; or

     (e)  any change in the constitution of such Company or the Parent; or

     (f) any amalgamation, merger or reconstruction that may be effected by the Security Trustee with any other Person or any sale or transfer of the whole or any part of the undertaking, property and assets of the Security Trustee to any other Person; or

     (g) the existence of any claim, set-off or other right which such Company or the Parent may have at any time against the Security Trustee or any other Person; or

     (h) the making or absence of any demand for payment or discharge of any Secured Obligations on such Company or the Parent or any other Person, whether by the Security Trustee or any other Person; or

     (i) any arrangement or compromise entered into by the Security Trustee with such Company, the Parent or any other Person; or

     (j) any other thing done or omitted or neglected to be done by the Security Trustee or any other Person or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect the liability of such Company for its Secured Obligations.

5.4  Non-Competition

     Until all the Secured Obligations of a Company have been unconditionally and irrevocably paid and discharged in full, such Company shall not by virtue of any payment made, security realised or monies received for or on account of the liability of any third party:

     (a) be subrogated to any rights, security or monies held, received or receivable by the Security Trustee or any Bank or be entitled to any right of contribution or indemnity;

     (b) claim, rank, prove or vote as a creditor of any such third party or its estate in competition with the Security Trustee or any Bank; or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any such third party, or exercise any right of set-off as against such third party.

5.5  Trust Operation

     Each Company will hold on trust for, and forthwith pay or transfer to, the Security Trustee any payment or benefit of security received by it contrary to the above. If a Company exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount set-off to the Security Trustee.

5.6  Rights Attaching to the Securities

     (a)  Rights prior to an Event of Default

          (i) Each Company shall be entitled to exercise any and all voting and other rights and powers (including share purchase or subscription rights) relating or pertaining to any of its Securities for any lawful purpose; provided, however, that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of such Securities;

          (ii) Each Company shall be entitled to receive and retain any and all Dividends and Distributions and disposal proceeds payable in respect of its Securities;

          (iii) The Security Trustee shall execute and deliver, or cause to be executed and delivered, to each Company, all such proxies, powers of attorney, dividend orders and other instruments as such Company may request for the purpose of enabling such Company to exercise the rights and powers which it is entitled to exercise pursuant to Clause 5.6(a)(i) above and to receive the Dividends and Distributions which it is authorized to receive and retain pursuant to Clause 5.6(a)(ii) above;

          (iv) Each Company shall be entitled (a) to collect all payments made or proceeds received with respect to its Securities and (b) enforce and prosecute all rights and remedies available under any of such Securities; and

          (v) Each Company shall have the right to dispose of all Securities, other than Charged Shares.

     (b)  Rights after an Event of Default

          After the occurrence of an Event of Default which is subsisting, the Security Trustee and its nominee(s) may at the Security Trustee's discretion (and in the name of the respective Company or otherwise) exercise all voting and other rights and powers attached to the Securities and rights to receive Dividends and Distributions paid on or to be received or made in respect of the Securities.

6.   RELEASE OF SECURITY

6.1  No discharge of security

     This Debenture shall be continuing security for the Secured Obligations and shall not be considered as satisfied or discharged by any intermediate payment or settlement of all or any of the Secured Obligations or any other matter or thing whatsoever and shall be binding on each Company until the date (the "Discharge Date") on which all of its Secured Obligations have been unconditionally and irrevocably paid or discharged in full to the satisfaction of all of the Banks.

6.2  Release of security

     Following the Discharge Date, or (in the case of disposals of any Secured Property permitted by the Credit Agreement) prior to the Discharge Date but in accordance with the Credit Agreement, and at the request and cost of such Company, the Security Trustee shall, as soon as reasonably practicable after receipt of such request, release and discharge without recourse, representation or warranty whatsoever the security created by such Company pursuant to this Debenture and re-assign without recourse, representation or warranty whatsoever property and assets assigned to the Security Trustee by or pursuant to this Debenture to such Company (or as it shall direct), subject to Clause 6.3 (Reinstatement) and to the rights and claims of any Person having prior rights over the same. Any release or discharge of the Debenture or of any of the Secured Obligations shall not release or discharge such Company from any liability to the Security Trustee for the Secured Obligations or any other monies which exists independently of this Debenture.

6.3  Reinstatement

     (a) Any reassignment, release, settlement or discharge (whether in respect of the obligations of a Company or any security for those obligations or otherwise) other than any such reassignment, release or discharge in connection with a disposal of Secured Property permitted by the Credit Agreement shall be conditional upon no payment to, or security provided to, the Security Trustee or any Bank being avoided or reduced or required to be restored or paid away by virtue of (i) any requirement (whether or not having the force of applicable law) or enactment, whether relating to Dissolution or any similar process of such Company or otherwise without limitation or (ii) any obligation (whether or not having the force of applicable law) to give effect to any preference or priority.

     (b) Where any such reassignment, release, settlement or discharge, or any other arrangement, is made in whole or in part on the faith of any payment, security or other arrangement which is or is required to be avoided or reduced or to be restored or paid away, any such reassignment, release, settlement or discharge of or other arrangement in connection with the Secured Property shall ipso facto be treated as null and void and shall for all purposes be deemed not to have occurred, and the Security Trustee shall be entitled to recover the value or amount of any such payment or security and the liability of such Company under this Debenture shall continue as if the reassignment, release, settlement, discharge or other arrangement had not occurred.

7.   CONVERSION OF FLOATING CHARGE

7.1  Crystallisation

     The Security Trustee may at any time after the occurrence of a Default which is subsisting by notice in writing to a Company convert the floating charge referred to in Clause 3.4 (Floating Charge) into a fixed charge as regards any of the Secured Property of such Company specified in the notice which the Security Trustee shall reasonably consider to be in danger of being seized or sold under any form of distress, attachment, execution, diligence or other process levied or threatened or to be otherwise in jeopardy.

7.2  Automatic Crystallisation

     Notwithstanding Clause 7.1 (Crystallisation by notice) and without prejudice to any rule of law having a similar effect, the floating charge shall automatically be converted into a fixed charge with immediate effect as regards all assets of a Company subject to the floating charge created by Clause 3.4 (Floating Charge) on:

     (a) any of the Secured Property of such Company becoming subject to a Security Interest (other than a Security Interest created under or pursuant to this Debenture or which is permitted under the terms of the Credit Agreement) or being disposed of contrary to the provisions of this Debenture or the Credit Agreement; or

     (b) any Person levying or attempting to levy any distress, execution, sequestration or other process against any Secured Property of such Company; or

     (c)  such Company ceasing to carry on business or to be a going concern; or

     (d) the convening of a meeting for the passing of a resolution for the winding up of such Company or the presentation of a petition to appoint an administrator in relation to such Company or to wind up such Company which in the opinion of the Security Trustee is, in each case, reasonably likely to result in the winding up of such Company or the appointment of such an administrator.

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE COMPANIES

     Each Company makes the representations, warranties and covenants set out in this Clause to the Security Trustee.

8.1  Due Incorporation

     It is a corporation duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated.

8.2  Capacity

     It has the necessary power and existence to enter into and perform its obligations under this Debenture.

8.3  Enforceability

     Subject to any necessary registrations being made, this Debenture constitutes its legal, valid, binding and enforceable obligations except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability and creates a valid Security Interest over its Secured Property.

8.4  Authorisations

     Subject to any necessary registrations being made, all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents or the like) under the laws of England and Wales in order:

     (a) to enable such Company lawfully to enter into and perform and comply with its obligations under or pursuant to this Debenture and to ensure that those obligations are valid, legally binding and enforceable except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

     (b) to enable such Company to create the security and to ensure that the security is valid, legally binding and enforceable except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

     (c) to make this Debenture admissible in evidence in the courts of England and (if different) its jurisdiction of incorporation;

     (d) to enable such Company to own its assets and property and to carry on its business as it is currently being conducted; and

     (e) to ensure that no other party to any agreement or arrangement entered into by such Company becomes entitled to terminate such agreement as a consequence of each Company entering into this Debenture, have been taken, fulfilled and done (or, in the case of consents and the like, each Company will use all reasonable endeavours to obtain such consents as soon as is reasonably practicable after the date of this Debenture and where such consents are obtained will use all reasonable endeavours to ensure that they remain in full force and effect during the subsistence of the security constituted by this Debenture).

8.5  Compliance with laws

     Its entry into and its performance of and compliance with its obligations under or pursuant to this Debenture and the creation of the security does not and will not violate or exceed any borrowing or other powers or restrictions granted or imposed under or pursuant to:

     (a)  any applicable law to which it is subject;

     (b) any agreement or other instrument binding on it or any of its assets where such violation or excession is material; or

     (c) its Memorandum and Articles of Association, charter or other governing document.

8.6  Insolvency proceedings

     It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge and belief, threatened against it for its Dissolution.

8.7  Properties

     To the best of its knowledge and belief, nothing has been done on or in relation to any of its Properties which constitutes a development within the meaning of the Planning Acts without any requisite permission having been obtained and no situation exists in relation to any of its Properties in respect of which an enforcement notice has been or may be made.

8.8  Environmental licences

     It has acquired and maintained all Environmental Licences required by its use or occupation of the Properties for the conduct of its business as is currently being carried on and is in substantial compliance with all terms and conditions of such Environmental Licences and with all other applicable Environmental Laws and has not done or permitted any act or omission which might cause any such Environmental Licence to be varied or revoked in each case to the extent that any such failure to acquire and maintain, non-compliance, variation or revocation would have a Material Adverse Effect.

8.9  Dangerous substances

     Save as disclosed in writing to the Security Trustee prior to the date of this Debenture, there has been no discharge, spillage, release or emission of any prescribed, dangerous, noxious or offensive substance or any controlled waste on, into or from any of its Properties and no such substance or waste has been stored or disposed of on or in any of its Properties (in each case since the later of the date on which the relevant Property was acquired by it or became a group asset) except in accordance with the requirements of the applicable Environmental Laws.

8.10 Environmental liability

     It is not in breach of and has not incurred or become subject to any civil or criminal liability under any Environmental Law or the terms of any Environmental Licence which would in each case have a Material Adverse Effect.

8.11 Insurance policies

     It has obtained and maintained all such insurance policies as are customary in the case of prudent companies carrying on business of the type carried on by such Company.

8.12 Charged shares

     All its Charged Shares are duly authorised and validly issued, fully paid and non-assessable and it beneficially owns that percentage of the issued and outstanding shares of the relevant Charged Share Issuer(s) set forth in
     Schedule 3 (Charged Shares).

9.   SPECIFIC COVENANTS

9.1  Specific covenants

     Save with the prior written consent of the Security Trustee, each Company shall at all times during the subsistence of this Debenture:

     (a)  Properties

          (i) keep its Properties and all other Tangible Moveable Property which is material to the conduct of its business in good working order and condition (ordinary wear and tear excepted);

          (ii) observe, perform and comply in all material respects with the restrictive and other covenants and stipulations affecting its Properties or otherwise affecting any of the Secured Property which is material to the conduct of its business or its use or enjoyment insofar as they are subsisting and capable of being enforced;

          (iii) not do or permit any act or omission which may cause any Secured Property which is material to the conduct of its business to be surrendered or forfeited or such Company's interest or estate in or title to or the value of the same to be materially adversely affected or which may cause the rent under any lease, credit, sale, rental, time purchase, licence or similar arrangement to be materially increased except as a result of a rent review or on a renewal of any lease;

          (iv) not do or suffer to be done on its Properties anything which shall be or be deemed to be development, demolition, rebuilding, alteration, addition (other than any alteration or addition which affects only the interior of the building or does not materially affect the external appearance of the building) or a change of use within the meaning of the Planning Acts nor sever or unfix or remove any of the fixtures from any of the Properties nor remove any of the plant or machinery (other than stock-in-trade or work in progress) on or in the Properties (except for the purpose and in the course of effecting necessary repairs to such plant and machinery, or of replacing the same with new or improved models or substitutes, or where such plant and machinery is removed and moved to another Property or deposing of obsolete machinery if permitted by the Credit Agreement);

          (v) duly and punctually pay or cause to be paid all existing and future taxes payable in respect of such Company's business, property and assets other than taxes the validity of which it is contesting in good faith and by appropriate proceedings where adequate reserves have been set aside on its books with respect thereto;

          (vi) not enter into onerous or restrictive obligations affecting any of its Properties or any part of them or create or permit to arise any overriding interest or any easement or right whatsoever in or over them save, in each case, as necessary or desirable for the operation of its business;

          (vii) notify the Security Trustee promptly of any proposal, contract, conveyance, transfer or other disposition for the acquisition by such Company or any nominee on its behalf of any freehold, leasehold or other immovable property; and

          (viii) in the case of any freehold, leasehold or other immovable property acquired by such Company or any nominee on its behalf after the execution of this Debenture forming part of the Secured Property title to which (either before or after the acquisition of the same) is registered under the Land Registration Acts 1925 to 1997, promptly notify the Security Trustee of the title number(s) and contemporaneously with the making of an application to H.M. Land Registry for the registration of each Company or its nominee (as the case may be) as the Registered Proprietor of the same apply to H.M. Chief Land Registrar to enter a Notice of this Debenture on the Charges Register of such property;

     (b)  Insurances

          (i) maintain, and cause each of its Subsidiaries to maintain, with responsible and reputable insurers, insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties, similarly situated with the Security Trustee's interest noted on the polices relating to such insurance;

          (ii) comply with all material terms and conditions of the above insurance policies including without limitation any stipulations or restrictions as to use or operation of any asset and not to do or (in so far as within its power to prevent the same) permit anything to be done which may make void or voidable any insurance effected or maintained by it pursuant to any Loan Documents;

          (iii) duly and promptly pay all premiums and other monies necessary for effecting and maintaining such insurances and, upon request produce to the Security Trustee a copy or sufficient extract of every such policy together with the receipts for the current premiums or other evidence of payment within 14 days after their becoming due; and

          (iv) if required by the Security Trustee, subject to the provisions of any lease of all or any of its Secured Property, deliver to the Security Trustee all policies of insurance relating to the same or produce the same to the Security Trustee and/or its representatives or agents for inspection; and

          (v) use all reasonable endeavours to ensure that each policy of insurance relating to its Secured Property contains:

                 (A) an agreement by the insurer that the insurance effected shall not be invalidated or prejudiced so far as the Security Trustee is concerned by any breach of the insuring conditions or any other act or omission unknown to or beyond the control of the Security Trustee on the part of such Company or any tenant, lessee or licensee of any Secured Property;

                 (B) an undertaking by the insurer to notify the Security Trustee promptly in writing if the premium or other monies payable under such policy are not paid when due and to refrain from cancelling such policy by reason only of the non-payment of such monies for a period of at least 30 days from the due date; and

                 (C) a provision under which whilst an Event of Default is continuing which is notified to the insurer by either the Security Trustee or the relevant Company the proceeds of the insurance are payable to the Security Trustee until such time as the Security Trustee notifies the insurer to the contrary;

     (c)  Access

          (i) permit the Security Trustee and/or its representatives or agents at all reasonable times and on reasonable notice to inspect and take copies from the books, accounts and records of such Company and pay all expenses reasonably incurred by the Security Trustee in connection with the above; and

          (ii) grant the Security Trustee and/or its legal or other advisers on request all reasonable facilities to enable it or them to carry out at such Company's expense such investigation of title to any of its Properties and enquiries into matters in connection with the same as would be carried out by a prudent mortgagee;

     (d)  Leases

          (i) in relation to any lease or tenancy agreement to which its Secured Property may be subject for the time being, observe and perform in all material respects the covenants on the part of the lessor and enforce the performance and observance in all material respects of the lessee's covenants and conditions each contained in such lease or tenancy agreement, efficiently manage the premises demised by such lease or tenancy agreement and not grant any licence, waiver, consent or approval under, or agree any material variation to the terms of, or any downward rent review under, such lease or tenancy agreement without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed) (it being acknowledged that such Company may agree an upward rent review in relation to any lease or tenancy agreement to which its Secured Property may be subject for the time being without the consent of the Security Trustee) and from time to time on demand supply to the Security Trustee such information in relation to the above as the Security Trustee reasonably requests; and

          (ii) in relation to any lease or tenancy agreement under which its Secured Property may be held, observe and perform in all material respects the covenants on the part of the lessee and enforce the performance and observance in all material respects of the lessor's covenants and conditions each contained in such lease or tenancy agreement, duly and efficiently (for the lessee's benefit) negotiate and deal with any upward rent review (it being acknowledged that such Company may agree a downward rent review without the consent of the Security Trustee) (such consent not to be unreasonably withheld or delayed), notify the Security Trustee promptly of any matter or event under or by reason of which such lease has or may become subject to determination or to the exercise by the lessor of any right of re-entry or forfeiture, if reasonably required by the Security Trustee, pursue diligently applications for relief from forfeiture of any lease and from time to time on demand supply to the Security Trustee such information in relation to the above as the Security Trustee reasonably requests; and

     (e)  Compliance with laws

          comply in all material respects with the provisions of all applicable laws and every notice, order, direction, licence or permission given or made under such applicable laws (including all applicable Environmental Laws and Environmental Licences) so far as any of the same shall relate to its assets or their user or anything done on its Properties;

     (f)  Planning

          not make any application for planning permission or implement any planning permission obtained and not enter into or agree to enter into any agreement under Section 106 of the Town and Country Planning Act 1990, Section 33 of the Local Government (Miscellaneous Provisions) Act 1982 or Section 38 of the Highways Act 1980 or any other similar act, not do or suffer to be done any act, matter or thing prohibited by, or omit or suffer to be omitted any act, matter or thing required to be done by, the Planning Acts or any other applicable law so far as they affect each of its Properties or the user thereof;

     (g)  Notices

          within 43 business days of the receipt of any notice, order, direction, designation, resolution or proposal having application to its Secured Property or to the area in which it is situate from any planning authority or other public body or authority under or by virtue of the Planning Acts, any Environmental Law or any other applicable law which is likely to materially affect the value of the relevant Secured Property, give full particulars (and, if requested, a copy of any written particulars received by each Company) to the Security Trustee and, if required by the Security Trustee, without delay take all reasonable and necessary steps to comply with the same and at the request of the Security Trustee and at the expense of each Company make such objections or representations against or in respect of the same as the Security Trustee shall deem expedient;

     (h)  Tangible Movable Property

          (i) provide a full, complete and accurate list of all Tangible Moveable Property owned by such company to the Security Trustee within 60 days of the date of this Debenture (or, in the case of an Additional Company, within 60 days of such Additional Company's execution and delivery of a Deed of Accession) and upon the request of the Security Trustee place and maintain on each item of Tangible Movable Property the net book value of which exceeds (Pounds)50,000 and which is notified to each Company by the Security Trustee on or after the date of this Debenture (within 60 days of receipt of such notification) in a conspicuous place, an identification marking in such form as the Security Trustee shall reasonably require and not conceal, alter or remove the marking or permit it to be concealed, altered or removed; and

          (ii) keep each such item of Tangible Movable Property on or in a Property or at such location as may from time to time be approved in writing by the Security Trustee and not remove any such item from such locations (except for the purpose of effecting necessary repairs to the same and then only to another location in England and Wales previously notified in writing to the Security Trustee);

     (i)  Securities

          promptly pay when due all calls, instalments or other monies which may from time to time become due in respect of any of its Securities and, in the case of any default by such Company in this regard, the Security Trustee may, at its discretion, make such payment on behalf of such Company, it being acknowledged by such Company that the Security Trustee shall not in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other monies;

     (j)  Deposit of deeds

          subject to the Intercreditor Agreement, if the Security Trustee so requires, deposit with the Security Trustee, or procure the deposit with the Security Trustee of, all deeds and documents of title and all local land charges and land registry search certificates, planning consents and the like relating to its Properties;

     (k)  Records

          keep its books of account and prepare all financial statements in accordance with accounting principles generally accepted in its jurisdiction of incorporation consistently applied and procure that there is furnished to the Security Trustee such information, financial or otherwise, as the Security Trustee may from time to time reasonably request regarding the affairs of such Company;

     (l)  General

          conduct and carry on its business and to procure that its Subsidiaries conduct and carry on their businesses in a proper and efficient manner and not take any step or omit to take any step the taking or omission of which might have a material adverse effect on the value of such Company's goodwill.

9.2  Intellectual Property

     (a)  Acquisition

          Each Company shall promptly notify the Security Trustee of its acquisition of, or agreement to acquire, (by licence or otherwise) any material Intellectual Property, and any application by it or on its behalf to register any such material Intellectual Property. If any Company successfully registers any such Intellectual Property in the United Kingdom or elsewhere other than that material Intellectual Property existing at the date of this Debenture or the date of any Deed of Accession (as appropriate), then that Company shall promptly inform the Security Trustee of such successful registration.

     (b)  Grant

          Save as permitted under the Credit Agreement no Company shall without the prior written consent of the Security Trustee grant any exclusive licence in relation to any of its present or future Intellectual Property provided that nothing in this Clause 9.2(b) shall prevent any Company from granting any non-exclusive licence in relation to any Intellectual Property whether or not such licence is royalty bearing.

     (c)  Covenants relating to the Intellectual Property

          Each Company hereby undertakes and covenants with the Security Trustee that during the subsistence of the security created herein that Company will:

          (i) provide a full, complete and accurate list of all registered Intellectual Property owned by such Company to the Security Trustee within 60 days of the date of this Debenture (or, in the case of an Additional Company, within 60 days of the date of such Additional Company's execution and delivery of a Deed of Accession);

          (ii) promptly and duly pay all taxes, fees (including, without limitation, professional fees), assessments, impositions and outgoings whatsoever (whether imposed by statute or otherwise) which are payable in respect of the Intellectual Property which is material to its business or which are necessary to renew or otherwise maintain the registered status and validity of any such Intellectual Property which is registered or the subject of an application for registration;

          (iii) promptly notify the Security Trustee if it receives notification or otherwise becomes aware of any actual, threatened or suspected infringement of any of the Intellectual Property which is material to its business, or if it receives notification of any alleged or suspected infringement of any third party's trade marks or other intellectual or other rights arising from the use of any of such Intellectual Property, or if it receives notification of or otherwise becomes aware of any actual or threatened cancellation, revocation or invalidation proceedings in respect of, any of such Intellectual Property; and

          (iv) take all such steps, including the commencement of legal proceedings, as may be necessary to safeguard and maintain the validity, registration or subsistence of the Intellectual Property which is material to its business and, without prejudice to the generality of the foregoing, consult with and comply with the reasonable requests of the Security Trustee relating to any legal proceedings necessary to discharge its obligations pursuant to this sub-Clause or for the defence of any legal proceedings brought by any third party relating to or affecting the Intellectual Property which is material to its business and it shall not settle or compromise any such proceedings without first obtaining the consent of the Security Trustee (such consent not to be unreasonably withheld or delayed).

     (d)  Registration of this Debenture

          Each Company acknowledges the right of the Security Trustee or any Delegate to apply to the Comptroller-General of Patents, Designs and Trade Marks for the purpose of registration of the charges created by this Debenture over the Intellectual Property pursuant to the provisions of the Trade Marks Act 1994, the Patents Act 1997 and the Registered Designs Act 1949 and to register this Debenture in such other register or registers with such other authorities as may be available for the purpose, whether in the United Kingdom or elsewhere, necessary to perfect the creation of such charge and in such name or names as may be required by the law of the place of registration, in each case, recording the terms of the charges created by this Debenture over the Intellectual Property and restrictions set out in Clause 9.2(e) (Restrictions relating to the Intellectual Property).

     (e)  Restrictions relating to the Intellectual Property

          Without prejudice and in addition to Clause 4.5 (Further Assurances), each Company undertakes to the Security Trustee that it will not without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed):

          (i) permit any of the Intellectual Property which is material to its business to lapse for non-payment of any renewal or other fee necessary to maintain (if registered) the registration and validity of such Intellectual Property or abandon, cancel or allow any such Intellectual Property to become void, lapse or to become vulnerable to revocation for non-use or otherwise;

          (ii) permit any trade marks or service marks which are part of the Intellectual Property which is material to its business to be used in such a way that they are put at risk by becoming generic;

          (iii) save as permitted by the Credit Agreement dispose of any of the Intellectual Property which is material to its business without the prior written consent of the Security Trustee;

          (iv) except for the security created by this Debenture (and save as permitted by the Credit Agreement or the Intercreditor Agreement), create or permit to subsist any Security Interest in or over any of the Intellectual Property which is material to its business;

          (v) apply to change the specification of any of the Intellectual Property which is material to its business or permit any disclaimer, condition, restriction or memorandum to be entered on the Register of Trade Marks or the Register of Patents (as the case may be) the effect of which will or may be to materially and detrimentally affect the value of any of such Intellectual Property; and

          (vi) do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise materially prejudice the value to the Security Trustee of any of the Intellectual Property which is material to its business.

9.3  Evidence of compliance

     Each Company shall at any time during the subsistence of the security created by this Debenture and if the Security Trustee so requires, give to the Security Trustee evidence sufficient to satisfy it (acting reasonably) that the provisions of this Clause 9 (Specific Covenants) have been complied with.

9.4  Limitation on powers
     None of the covenants in Clause 9 (Specific Covenants) shall be construed as limiting any powers exercisable by any Receiver under this Debenture.

10.  POWER TO REMEDY

10.1 Entry to Property

     Each Company shall permit the Security Trustee and its agents and contractors at reasonable times and upon reasonable notice to enter into or upon any Property of such Company or at any time if an Event of Default is continuing and has not been waived by the Security Trustee:

     (a) to view the state and condition thereof or of any of the tangible Secured Property of such Company which is on or in such Property;

     (b)  to comply with any direction or notice served on such Company; and

     (c) to carry out at the expense of such Company any repairs or take any action which the Security Trustee shall reasonably consider necessary or desirable in connection with any Properties of such Company to procure compliance with any covenant or obligation in this Debenture, and in any such case without becoming liable as mortgagee in possession.

10.2 Power to Remedy

     If a Company fails to comply with any of the covenants contained in Clause 9 (Specific Covenants), such Company shall allow (and hereby irrevocably authorises) the Security Trustee and/or such Persons as it shall nominate to take such action on behalf of such Company as shall be necessary to ensure that such covenants are complied with.

10.3 Insurance

     Without limitation to Clause 10.2 (Power to Remedy), if a Company shall be in default of effecting or maintaining insurances or in producing certified copies of any such policy or receipt to the Security Trustee, the Security Trustee may (but shall not be obliged to) take out or renew such insurances in any sum which the Security Trustee may reasonably think expedient.

10.4 Indemnity

     Each Company shall on demand indemnify the Security Trustee on a full indemnity basis in respect of any costs, damages and expenses reasonably incurred by the Security Trustee pursuant to this Clause in relation to such Company together with interest at the Default Rate from the date of payment by the Security Trustee until repayment whether before or after judgment and any such costs, damages and expenses and the interest thereon shall be charged on the Secured Property of such Company.

10.5 No Obligation to Remedy

     Notwithstanding the provisions of this Clause 10 (Power to Remedy) the Security Trustee shall not, at any time, be under any obligation to undertake or commission any remedial environmental or clean-up work in relation to any of the Properties.

11.  POWERS OF LEASING

11.1 Prohibition on Exercise of Powers by a Company

     Following an Event of Default which is subsisting, each Company shall neither exercise the powers of leasing or accepting surrenders of leases conferred upon a mortgagor in possession by Sections 99 and 100 of the LPA nor any other powers of leasing, surrendering or accepting surrenders of leases vested in such Company nor shall such Company confer on any Person any contractual licence to occupy or any other right or interest in any of its property or grant any licence or consent to assign, underlet or part with possession or occupation of the whole or any part of them without the prior written consent of the Security Trustee and in granting its consent the Security Trustee shall be entitled to require that an order be obtained under Section 38(4) of the Landlord and Tenant Act 1954 excluding the security of tenure provisions of that Act as a pre-condition to the granting of any lease.

11.2 Powers of Security Trustee

     In addition to the powers of leasing or accepting surrender of leases conferred on mortgagees by Sections 99 and 100 of the LPA, the Security Trustee may at any time after the occurrence of an Event of Default and provided that such Event of Default is continuing on such terms as it shall in its absolute discretion think fit:

     (a) grant or make any agreement for any lease of the Secured Property or of any part thereof for any term or terms of years either in possession or reversion and either with or without taking a premium and at yearly or other rents;

     (b) surrender or accept a surrender of any lease of the Secured Property or of any part thereof; and

     (c) grant any option in respect of the Secured Property or any part thereof, in each case without the restrictions contained in Sections 99 and 100 of the LPA.

12.  ENFORCEMENT

12.1 Event of Default

     If an Event of Default has occurred and is continuing then the security hereby constituted shall become immediately enforceable and the power of sale and other powers conferred by Section 101 of the LPA as varied or extended by this Debenture shall become immediately exercisable without the restrictions contained in the LPA as to the giving of notice or otherwise.

12.2 Exclusion of Provisions of LPA

     The Secured Obligations shall be deemed for the purposes of all powers implied by statute to have become due and payable within the meaning of
     Section 101 of the LPA immediately on the execution of this Debenture and
     Section 103 of the LPA (restricting the power of sale) Section 109 of the LPA (restricting the power to appoint a receiver) and Section 93 of the LPA (restricting the right of consolidation) shall not apply to this Debenture or any security given pursuant to this Debenture.

12.3 Consolidation

     The restriction on the consolidation of mortgages imposed by Section 93 of the LPA shall not apply to this Debenture or to any security given to the Security Trustee pursuant to this Debenture.

12.4 Powers of Mortgagee

     The powers conferred on mortgagees or receivers or administrative receivers by the LPA and the Insolvency Act 1986 (as the case may be) shall apply to the security constituted by this Debenture except insofar as they are expressly or impliedly excluded and where there is ambiguity or conflict between the powers contained in such Acts and those contained in this Debenture, then this Debenture shall prevail.

12.5 Power of Sale

     The statutory power of sale exercisable by the Security Trustee under this Debenture is hereby extended so as to authorise the Security Trustee to sever any fixtures from the property to which they are attached and sell them separately from such property.

12.6 Exercise of Powers

     All or any of the powers conferred upon mortgagees by the LPA as hereby varied or extended and all or any of the rights and powers conferred by this Debenture on a Receiver (whether expressly or impliedly) may be exercised by the Security Trustee without further notice to any Company at any time after this security shall have become enforceable and the Security Trustee may exercise such rights and powers irrespective of whether the Security Trustee has taken possession or has appointed a Receiver of the Secured Property.

13.  PROTECTION OF THIRD PARTIES

13.1 Protection of Third Parties

     No purchaser, mortgagee or other Person dealing with a Receiver or the Security Trustee shall be concerned to enquire whether the Secured Obligations have become payable or whether any power which he or it is purporting to exercise has become exercisable or whether any money is due under this Debenture or as to the application of any money paid, raised or borrowed or as to the propriety or regularity of any sale by or other dealing with such Receiver or the Security Trustee. All the protection to purchasers contained in Sections 104 and 107 of the LPA shall apply to any Person purchasing from or dealing with a Receiver or the Security Trustee as if the Secured Obligations had become due and the statutory powers of sale and of appointing a Receiver in relation to the Secured Property had arisen on the date of this Debenture.

13.2 Receipts Conclusive

     The receipt of the Security Trustee or any Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Security Trustee or any Receiver.

13.3 Meaning of Purchaser

     In Clauses 13.1 (Protection of Third Parties) and 13.2 (Receipts Conclusive) "purchaser" includes any Person acquiring, for money or money's worth, any lease of, or Security Interest over, or any other interest or right whatsoever in relation to, the Secured Property.

14.  APPOINTMENT OF RECEIVER

14.1 Appointment

     At any time after the security constituted by this Debenture has become enforceable or if any Company so requests in writing at any time the Security Trustee may without further notice to such Company appoint by writing under hand of a duly authorised officer or under seal any one or more Persons qualified to act as a receiver, receiver and manager or administrative receiver (as the case may require) under the Insolvency Act 1986 either singly, jointly, severally or jointly and severally to be a Receiver of all or any part of the Secured Property of such Company and either at the time of appointment or any time thereafter may fix his or their remuneration and except as otherwise required by statute may remove any such Receiver and appoint another or others in his or their place.

14.2 Powers

     Any Receiver of a Company whether appointed solely or jointly shall have the powers granted by the LPA to any receiver appointed under it and all the powers of an administrative receiver under the Insolvency Act 1986 and in addition shall have power to do the following:

     (a) enter upon, take possession of, collect and get in the Secured Property in respect of which he may be appointed or any part of them and to collect and get in all rents and other income whether accrued before or after the date of his appointment and for those purposes to make such demands and take such actions or proceedings as may seem expedient and to take possession of such Secured Property;

     (b) comply with and perform all or any of the acts, matters, omissions or things covenanted to be done or omitted by such Company under this Debenture;

     (c) carry on, manage, develop, reconstruct, amalgamate or diversify the business of such Company or any part thereof in such manner as he shall in his discretion think fit (including, without prejudice to the generality of the foregoing to purchase supplies and materials);

     (d) sell by public auction or private contract or let all or any part of the Secured Property of such Company and to let, on hire, lease, surrender and accept surrenders of leases and tenancies, grant rights, licences, options or easements of, exchange all or any part of, and otherwise deal with or dispose of, and exercise all rights, powers and discretions incidental to, the ownership of, any of such Secured Property in the name of and on behalf of such Company or otherwise or concur in doing any of the foregoing in such manner and generally on such terms and conditions and for such consideration (whether in cash, debentures or other obligations, shares, stocks, securities or other valuable consideration and whether payable by a lump sum or by instalments) as he may think fit and carry out any such sale by conveying by deed or transferring in the name and on behalf of such Company or otherwise, and so that plant machinery and other fixtures and fittings may be severed and sold separately from the premises containing them, and the Receiver may apportion any rent and the performance of any obligations;

     (e) repair, decorate, furnish, maintain, alter, improve, renew or add to the Secured Property of such Company or any part of them as he shall think fit and effect, maintain, renew or increase indemnity insurance and other insurances and obtain bonds;

     (f) appoint or dismiss managers, agents, officers, employees, servants, builders or workmen and employ professional advisers and others at such salaries or for such remuneration as he may think fit;

     (g) perform, repudiate, rescind, vary or enter into any arrangement or compromise any contracts or agreements which he may consider expedient;

     (h) settle, arrange, compromise and submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the business of such Company or any of the Secured Property of such Company or in any way relating to the security constituted by this Debenture and bring, prosecute, defend, enforce, compromise submit to and discontinue any Proceedings or arbitrations whatsoever whether civil or criminal;

     (i) enter into, complete, disclaim, abandon or disregard, determine or rectify all or any of the outstanding contracts or arrangements of such Company and allow time for payment of any debts either with or without security;

     (j) make calls upon the shareholder of such Company in respect of any capital of such Company which may be uncalled;

     (k) use the name of such Company in the exercise of all or any of the powers conferred by this Debenture;

     (l) exercise or permit such Company or any nominee of such Company to exercise any powers or rights incidental to the ownership of the Secured Property of such Company or any part of them in such manner as he may think fit;

     (m) form a Subsidiary or Subsidiaries of such Company and transfer lease or licence to any such Subsidiary or any other Person all or any part of the Secured Property of such Company on such terms and conditions as he may think fit;

     (n) in the exercise of any of the powers, authorities and discretions conferred on him in this Debenture or for any other purpose to raise and borrow money either unsecured or secured and either in priority to, pari passu with or subsequent to the security constituted by this Debenture and generally on such terms and conditions as he may think fit;

     (o) give valid receipts for all monies and execute all discharges, assurances and things which may be proper or desirable for realising the Secured Property of such Company or any part of them; and

     (p) execute and do all such other acts, things and deeds as he may consider necessary or desirable for realising or preserving the Secured Property of such Company or any part of them or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of this Debenture or otherwise and exercise in relation to such Secured Property or any part of them all such powers, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of them.

14.3 Receiver of a Company

     Any Receiver of a Company appointed under this Debenture whether acting solely or jointly shall be deemed to be the agent of such Company and to be in the same position as a receiver appointed under the LPA and such Company shall be solely responsible for his acts, omissions, defaults, losses and misconduct and for his remuneration and the Security Trustee shall not be in any way liable or responsible either to such Company or to any other Person whatsoever for any of them.

14.4 Joint Appointment

     If more than one Receiver is appointed each of them shall be entitled to exercise individually all of the powers given to a Receiver under this Debenture in relation to any of the Secured Property in respect of which he has been appointed unless the Security Trustee shall state otherwise in the document appointing him.

14.5 No Limit on Powers of Receiver

     None of the covenants in this Clause 14 (Appointment of Receiver) shall be construed as limiting any powers exercisable by any Receiver under this Debenture.

14.6 Removal

     The Security Trustee may by written notice remove from time to time any Receiver appointed by it (subject to the provisions of Section 45 of the Insolvency Act 1986 in the case of an administrative receivership) and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

14.7 Remuneration

     The Security Trustee may from time to time fix the remuneration of any Receiver appointed by it.

15.  APPLICATION OF PROCEEDS

15.1 Application of Proceeds

     All cash proceeds received by the Security Trustee in respect of enforcement, any sale of, collection from, or other realization upon, all or any part of the Secured Property of a Company shall be applied in accordance with the provisions of the Intercreditor Agreement.

15.2 Insurance

     All monies received by a Company by virtue of any insurance on the Secured Property, whether or not effected pursuant to this Debenture and whether the event by virtue of which such monies became payable occurred before on or after the date of this Debenture, shall be deemed part of the Secured Property of such Company and (subject to any rights of third parties arising under any statute for the time being relating to the application of insurance monies and under any leases under which any property of such Company is demised or let to or by such Company or under the terms of any insurances if such terms are incorporated therein in order to comply with the provisions of any such leases) shall, if an Event of Default has occurred and is continuing (and has been notified to the relevant Company) be applied in accordance with the provisions of the Intercreditor Agreement.

15.3 Suspense Account

     The Security Trustee or any Receiver may credit any monies to a suspense account for so long and in such manner as the Security Trustee or any Receiver may from time to time determine and the Receiver may retain the same for such period as the Receiver and the Security Trustee consider expedient.

15.4 Exclusions

     Sections 109(6) and (8) of the LPA shall not apply to a Receiver appointed under this Debenture.

16.  SECURITY TRUSTEE'S POWERS

16.1 Further Powers

     Each Company further covenants and agrees with the Security Trustee that, without prejudice to any other provision of this Debenture, the Security Trustee may exercise in the name of such Company or otherwise at any time after an Event of Default (provided that such Event of Default is continuing) and without any further consent or authority on the part of such Company in respect of the Securities held by such Company any voting rights and all powers given to trustees by Sections 10(3) and (4) of the Trustee Act 1925 (as amended by Section 9 of the Trustee Investments Act
     1961) in respect of securities or property subject to a trust and any powers or rights which may be exercisable by the Person in whose name any of the Securities is registered or by the bearer thereof.

16.2 Exercise of Powers

     Without prejudice to any other provision of this Debenture, at any time after an Event of Default (provided that such Event of Default is continuing) or if requested by a Company the Security Trustee may without further notice and without first appointing a Receiver exercise all of any of the powers conferred on mortgagees by the LPA as varied or extended by this Debenture and all the powers, authorities and discretions conferred expressly or by implication on any Receiver in this Debenture or conferred by statute or common law.

16.3 Landlord and Tenants Acts

     It shall be lawful for the Security Trustee or any Receiver at any time after an Event of Default (provided that such Event of Default is continuing) to exercise for and on behalf of a Company any or all of the powers conferred on a landlord or tenant by the Landlord and Tenant Acts 1927 and 1954 in respect of the Secured Property of such Company but without any obligation to exercise any of such powers and without any liability for powers so exercised and each Company hereby covenants with the Security Trustee that it will promptly deliver to the Security Trustee all notices served on such Company in respect of such Secured Property under the said Acts.

16.4 Entry into Possession

     If the Security Trustee or any Receiver shall enter into possession of the Secured Property or any part thereof, then it or he may from time to time and at any time go out of such possession. Neither the Security Trustee nor any Receiver shall in any circumstances be liable to account to a Company for anything except its or his actual receipts or be liable to such Company for any loss or damage arising from any realisation of the Secured Property or any part of it or from any act default or omission in relation to the Secured Property or any part of it unless such loss or damage shall be caused by its or his own wilful misconduct or gross negligence.

17.  POWER OF ATTORNEY

     Each Company hereby:

     (a) irrevocably and by way of security appoints the Security Trustee and each Receiver appointed hereunder and each of their delegates severally as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver (using the corporate seal if appropriate) and otherwise perfect and complete and do any deed, assurance, agreement, instrument, or other act or thing which such Company ought to execute and do under the terms of this Debenture the exercise of any rights or powers hereunder or otherwise for the purposes of this Debenture, in each case after the occurrence and during the continuance of an Event of Default, and such Company hereby covenants with the Security Trustee to ratify and confirm all acts and things done by such attorney; and

     (b) acknowledges that the power of attorney hereby granted is as regards each of the Security Trustee and each Receiver granted irrevocably and for value as part of the security constituted by this Debenture to secure a proprietary interest in and the performance of obligations owed to the respective donees within the meaning of the Power of Attorney Act 1971.

18.  REDEMPTION OF PERMITTED SECURITY INTERESTS

     In the event of there being a prior Security Interest to the security created by this Debenture over the Secured Property of a Company or any part thereof then if any Proceedings or steps are being taken to exercise or enforce any powers or remedies conferred by such prior Security Interest against such Secured Property or any part thereof the Security Trustee or any Receiver appointed under this Debenture in respect of such Secured Property may (but without prejudice to any rights the Receiver may have under Section 43 of the Insolvency Act 1986 to apply to the Court for authorisation to dispose of property secured by a prior charge) redeem such prior Security Interest or procure its transfer to itself or himself, as the case may be, and may settle and pass the accounts of any prior mortgagee, chargee or Security Interest. Any account so settled and passed shall be conclusive and binding on such Company and all the principal, money, interest, costs, charges and expenses of and incidental to such redemption or transfer shall be paid to the Security Trustee on demand with interest at the Default Rate and until payment such Secured Property shall stand charged with the amount to be so paid and all the powers, authorities and discretions conferred by a prior Security Interest upon the mortgagee, chargee or Security Interest or any receiver thereunder shall be exercisable by the Security Trustee or a Receiver in like manner as if the same were expressly included in this Debenture and the Security Trustee shall be entitled to exercise all the powers authorities and discretions of a receiver and manager or administrative receiver appointed thereunder.

19.  AVOIDANCE OF PAYMENTS

     No assurance, security or payment which may be avoided or adjusted under any enactment relating to bankruptcy or insolvency or under Part VI of the Insolvency Act 1986 or similar legislation binding on a Company in a jurisdiction other than England and Wales and no release, settlement or discharge given or made by the Security

     Trustee on the faith of any such assurance, security or payment shall prejudice or affect the right of the Security Trustee to recover from such Company (including the right to recover any monies which it may have been compelled by due process of law to refund under the provisions of the Insolvency Act 1986 and any costs payable by it pursuant to or otherwise incurred in connection with such process) or to enforce the security created by or pursuant to this Debenture to the full extent of the Secured Obligations of such Company.

20.  DELEGATION

     The Security Trustee may at any time and from time to time delegate by power of attorney or in any other manner to any Persons or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Security Trustee under this Debenture in relation to the Secured Property or any part thereof. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Security Trustee may think fit. The Security Trustee shall not be in any way liable or responsible to any Company for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

21.  PROTECTION OF THE SECURITY TRUSTEE, BANKS AND RECEIVER

21.1 No Liability

     Neither the Security Trustee, any Bank nor any Receiver shall be liable in respect of all or any part of the Secured Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless such loss or damage is caused by its or his negligence or wilful default.

21.2 No Mortgagee in Possession

     Without prejudice to the generality of Clause 13.1 (Protection of Third Parties), entry into possession of the Secured Property shall not render the Security Trustee, the Banks or any Receiver liable to account as mortgagee in possession.

22.  CUSTODY

     The Security Trustee shall be entitled to provide for the safe custody by third parties of all certificates and documents of title relating to the Secured Property and shall not be responsible for any loss or damage occurring to or in respect thereof.

23.  COSTS

     Each Company shall on demand and on a full indemnity basis pay to the Security Trustee the amount of all costs and expenses (including legal and out-of-pocket expenses and any value added tax on such costs and expenses) which the Security Trustee reasonably incurs in connection with:

     (a) the preparation, negotiation, execution and delivery of this Debenture;

     (b)  any stamping or registration of this Debenture;

     (c) any actual or proposed amendment of or waiver of consent under or in connection with this Debenture;

     (d)  any discharge or release of this Debenture;

     (e) the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Debenture;

     (f) dealing with or obtaining advice about any other matter or question arising out of or in connection with this Debenture, together with interest at the Default Rate thereon from the date of demand until the date of payment by such Company whether before or after judgment.

24.  INDEMNITY

24.1 General Indemnity

     The Security Trustee and every Receiver, attorney, manager, agent or other Person appointed by the Security Trustee under this Debenture and their respective employees shall be entitled to be indemnified on a full indemnity basis out of the Secured Property in respect of all Secured Obligations and expenses reasonably incurred or suffered by any of them in or directly or indirectly as a result of the exercise any of the powers, authorities or discretions vested in them under this Debenture and against all Proceedings, losses, costs, claims and demands suffered or incurred by the Security Trustee in respect of any matter or thing done or omitted in any way relating to the Secured Property, unless such expenses, Proceedings, losses, costs, claims and demands arise out of its or their negligence or wilful default. The Security Trustee and any such Receiver may retain and pay all sums in respect of the same out of any monies received under the powers conferred by this Debenture.

24.2 Indemnity for Breach

     Each Company shall on demand indemnify and keep the Security Trustee indemnified on a full indemnity basis in respect of all Proceedings, demands, costs and expenses occasioned by any breach of any of its covenants or other obligations under this Debenture together with interest at the Default Rate from the date of payment by the Security Trustee until repayment whether before or after judgment and any costs, damages, expenses and other Secured Obligations incurred or sustained by the Security Trustee by reason of any such breach shall be charged on the Secured Property of such Company.

25.  SET-OFF

25.1 Set-off

     Following an Event of Default (provided that such Event of Default is continuing), the Security Trustee may without notice to a Company combine or consolidate all or any sums standing to the credit of such Company's accounts with the Security Trustee with the Secured Obligations of such Company and/or set off or transfer any such sums in or towards the satisfaction of any of such Secured Obligations, and may do so notwithstanding that the balances on such accounts and such Secured Obligations may not be expressed in the same currency, and for the purpose of exercising any rights under this Clause or rights under general law the Security Trustee is authorised to effect any necessary conversions at the Security Trustee's own rate of exchange then prevailing.

25.2 Security Trustee may effect Set-off or Transfer

     Each Company irrevocably authorises the Security Trustee in its name and at its expense to perform such acts and sign such documents as may be required to give effect to any set-off or transfer pursuant to Clause 25.1 (Set-off), including the purchase with the money standing to the credit of any such account of such other currencies as may be necessary to effect such set-off or transfer.

25.3 Meaning of Rights under General Law

     In this Clause "rights under the general law" means any right of set off, combination or consolidation of accounts, Security Interest or similar right which the Security Trustee has under any applicable law.

26.  NOTICES

26.1 Form

     Each communication to be made under this Debenture shall be made in writing but, unless otherwise stated, may be made by facsimile or letter.

26.2 Made

     Any communication or document to be made or delivered by one Person to another pursuant to this Debenture shall be made or delivered to that other Person at the address or facsimile identified with its signature below (or, in the case of any Additional Company, below its signature on the Deed of Accession executed by it) and shall be deemed to have been made or delivered when transmitted and electronically confirmed (in the case of any communications made by facsimile) or (in the case of any communication by letter) when received, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service; provided that any communication or document to be made or delivered to the Security Trustee shall be effective only if the same is expressly marked for the attention of the department or officer identified with the Security Trustee's signature below (or such other department or officer as the Security Trustee shall from time to time specify for this purpose).

26.3 Language

     Each communication and document made or delivered by one party to another pursuant to this Debenture shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the Person making or delivering the same) as being a true and accurate translation thereof.

27.  TRANSFERS

27.1 Security Trustee

     This Debenture is freely assignable or transferable by the Security
     Trustee.

27.2 Company

     This Debenture shall be binding upon each Company and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Bank and its respective permitted successors, transferees and assigns subject to the requirements of the Credit Agreement; provided, however, that a Company may not assign any of its obligations hereunder without the prior written consent of all Banks.

27.3 Disclosure

     The Security Trustee may disclose to any Person related to the Security Trustee and/or any Person to whom it is proposing to transfer or assign or has transferred or assigned this Debenture any information about any Company.

28.  CURRENCY INDEMNITY

     If any sum due from any Company under this Debenture or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the sum is payable thereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against such Company, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation thereto, such Company shall indemnify and hold harmless the Banks from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Banks may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

29.  MISCELLANEOUS

29.1 Property of Security Trustee

     This Debenture is and will remain the property of the Security Trustee.

29.2 Security Trustee's Certificate Conclusive

     A certificate of the Security Trustee, as to the amount at any time due from any Company hereunder shall, in the absence of manifest error, be conclusive for the purposes of this Debenture.

29.3 No Waiver

     No failure on the part of the Security Trustee or any Bank to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder prevent any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. Time shall be of the essence in the performance of obligations hereunder.

29.4 Severability

     Wherever possible each provision of this Debenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Debenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Debenture.

29.5 Counterparts

     This Debenture may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

29.6 Governing Law

     This Debenture shall be governed by and construed in accordance with English law.

29.7 Submission of Jurisdiction

     Each Company irrevocably agrees for the benefit of each of the Banks that the courts of England shall have jurisdiction to hear and determine any Proceedings and to settle any disputes which may arise out of or in connection with this Debenture and, for such purposes, irrevocably submits to the jurisdiction of such courts.

29.8 Waiver of Objection

     Each Company irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in Clause 29.7 (Submission of Jurisdiction) and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in an English court or in any other court of competent jurisdiction shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

29.9 General Consent

     Each Company consents generally in respect of any Proceedings arising out of or in connection with this Debenture to the giving of any relief or the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement or execution against any property or assets whatsoever of any order or judgment which may be made or given in such Proceedings.

29.10 No Limitation of Right to Court Proceedings

      The submission to the jurisdiction of the courts referred to in Clause
      29.7 (Submission of Jurisdiction) shall not (and shall not be construed so as to) limit the right of the Banks or any of them to take Proceedings against any Company in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

29.11 Third Party Rights

      A Person who is not a party to this Debenture has no rights under the Contract (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Debenture save that any right pursuant to this Debenture expressed to be for the benefit of the Banks individually and in addition to the Security Trustee may be exercised by such Banks notwithstanding that they are not signatories to this Debenture.

30.   ADDITIONAL COMPANIES

30.1  Joinder of Additional Company

      Any Person may become party hereto as an Additional Company by unconditionally delivering or causing to be delivered unconditionally to the Security Trustee a Deed of Accession duly executed by the parties thereto and a Guaranty duly executed by such Additional Company in form and substance satisfactory to the Security Trustee.

30.2  Construing Agreement

      Upon delivery to the Security Trustee of any Deed of Accession referred to in Clause 30.1 (Joinder of Additional Company) and subject to the Security Trustee being satisfied that the security provided by each of the other Companies is not adversely affected in any way by the proposed accession of the Additional Company (and, if any such security may be adversely affected, that all such action as the Security Trustee may require will have been taken on or prior to the relevant Deed of Accession taking effect in order to ensure that any such adverse effect is avoided), this Debenture shall henceforth be read and construed as if each Person which is a party to such Deed of Accession as an Additional Company were a party hereto having all the rights and obligations of a Company hereunder and all references in this Debenture to "Company" or "Companies" shall be construed accordingly.

                                  SCHEDULE 1


                               The Companies/1/




Company Name                                                               Company No:
--------------------------------------------------------------------------------------
APW Enclosure Products and Systems Limited                                 03618668
APW Enclosure Systems Holdings Limited                                     03618666
Applied Power Limited                                                      03528602
APW Electronics Group plc                                                  02889677
APW Electronics Limited                                                    00701364
Wright Line Limited                                                        01287685
APW New Forest Limited                                                     01357306
APW Power Supplies Ltd                                                     02037578
APW Enclosure Systems plc                                                  00098900
APW Enclosure Systems (UK) Limited                                         00962534
Towerflame Limited                                                         03671739
Air Cargo Equipment (UK) Limited                                           02221971
--------------------------------------------------------------------------------------

/1/ Based upon group structure chart provided by APW to Bank of America and dated March 23, 2001.

                                   SCHEDULE 2


                           Form of Deed of Accession


THIS DEED OF ACCESSION (this "Deed") is made on the [] day of [], [], between:

[(1) [Additional Company] (the "Additional Company");] and

(2) [Security Trustee] on behalf of itself as Security Trustee and on behalf of the Banks (the "Security Trustee").

WHEREAS

(A) On [] a debenture was executed by certain companies as set out in Schedule 1 thereto in favour of the Security Trustee (the "Debenture"). Pursuant to Clause 30.1 (Joinder of Additional Company) of the Debenture, any Person may, become party to the Debenture by executing and delivering a Deed of Accession, in the form of Schedule 2 to the Debenture and a Guaranty in form and substance satisfactory to the Security Trustee; and

(B) The Additional Company wishes to become a party to the Debenture as a Company.

NOW IT IS HEREBY AGREED as follows:

1.   Interpretation

     Save as otherwise defined herein, terms defined in the Debenture shall bear the same meaning herein.

2.   Additional Company

     The Debenture shall henceforth be read and construed as if the Additional Company were party to the Debenture having all the rights and obligations of a Company thereunder (and all references to "Company" or "Companies") shall be construed accordingly.

3.   Representations

     The Additional Company hereby represents and warrants in respect of itself as if the representations set out in Clause 8 of the Debenture were set out in full in this Deed.

4.   Counterparts

     This Deed may be signed in counterparts, all of which taken together shall constitute a single deed.

5.   Law

     This Deed shall be governed by, and construed in accordance with, English law.

6.   Appointment of Process Agent

     The Additional Company agrees that the process by which any Proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to:

     [ ] at

     [ ]

     Telephone:  [ ]

     Facsimile  [ ]

     or its principal other place of business for the time being. If the appointment of the Person mentioned in this Clause 6 ceases to be effective in respect of the Additional Company, the Additional Company shall immediately appoint a further Person in England to accept service of process on its behalf in England and failing such appointment within 15 days, the Security Trustee shall be entitled to appoint such a Person by notice to Additional Company. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.


EXECUTED as a Deed on the day and year first before written.

[NB:  address for Additional Company]

                                  SCHEDULE TO

                               DEED OF ACCESSION

A.   CHARGED SHARES

Company                            Charged Share   Number and Class s     % of Charged
                                   Issuer          of Issued Share        Shares
---------------------------------------------------------------------------------------------------------------
[the Additional Company details]
---------------------------------------------------------------------------------------------------------------

B.   ADDITIONAL ASSIGNED AGREEMENTS

     [                           ]

C.   PROPERTIES

           (Properties subject to a charge by way of legal mortgage)
                              A - Registered Land

-------------------------------------------------------------------------------
          County and
   District/London Borough     Description of Property          Title Number
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             B - Unregistered Land

     The freehold/leasehold property known as:

     and comprised in the following title deed(s) or other document(s) of title:

-------------------------------------------------------------------------------
            Date                       Document                    Parties
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

D.   SPECIAL ACCOUNTS

                                   SCHEDULE 3

                                 Charged Shares

       Company                            Charged Share Issuer                     Number and Class                  % of Charged
                                                                                   of Issued Shares                      Shares
---------------------------------------------------------------------------------------------------------------------------------
APW Enclosure Products and Systems        APW Enclosure Systems Holdings Limited  161,440,664 ordinary shares         100%
Limited
---------------------------------------------------------------------------------------------------------------------------------
APW Enclosure Products and Systems        Applied Power Limited                   58,942, 391 ordinary shares         100%
Limited
---------------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems Holdings Limited    APW Enclosure Systems plc               90,048,788 ordinary 27,190 4.2%     100%
                                                                                  cumulative preference shares        27.19%
---------------------------------------------------------------------------------------------------------------------------------
Applied Power Limited                     APW Electronics Group plc               60,131,827 ordinary shares          100%
---------------------------------------------------------------------------------------------------------------------------------
APW Electronics Group plc                 APW Electronics Limited                 153,175 1% non-cumulative           100%
                                                                                  preference                          100%
                                                                                  153,175 ordinary shares
---------------------------------------------------------------------------------------------------------------------------------
APW Electronics Group plc                 APW Power Supplies Ltd.                 10,000 ordinary shares              40%
---------------------------------------------------------------------------------------------------------------------------------
APW Electronics Limited                   Wright Line Limited                     2 ordinary shares                   100%
---------------------------------------------------------------------------------------------------------------------------------
APW Electronics Limited                   APW New Forest Limited                  50 ordinary shares                  100%
---------------------------------------------------------------------------------------------------------------------------------
Towerflame Limited                        Air Cargo Equipment (UK) Ltd            1,395,842 ordinary shares           100%
---------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 4


            Form of Notice to Counterparties of Assigned Agreements


To:  [insert name and address of counterparty]

                                                                  Dated: [ ] [ ]

Dear Sirs,

     Re:  [Identify relevant Assigned Agreement] (the "Agreement")

1.   We hereby notify you that [            ] (the "Company") has assigned by
     way of security to [             ], as Security Trustee (the "Security
     Trustee") pursuant to a Debenture dated [            ], between, inter
     alia, the Company and the Security Trustee, all its right, title and interest in the Agreement as security for its Secured Obligations.

2.   We further notify you that:

     (a) you may continue to deal with the Company in relation to the Agreement until you receive written notice to the contrary from the Security Trustee and thereafter the Company will cease to have any right to deal with you in relation to the Agreement and therefore from that time you should deal only with the Security Trustee;

     (b) you are authorised to disclose any information in relation to the Agreement to the Security Trustee on request;

     (c) you must, upon being so notified by the Security Trustee in accordance with the Loan Documents (as defined in the Credit Agreement), pay all monies to which the Company is entitled under the Agreement direct to the Security Trustee (and not to the Company) or as it may direct;

     (d) the Company shall continue to be fully liable to perform its obligations under the Agreement and the Security Trustee shall not have any liability to you whatsoever in respect of the Agreement; and

     (e) the provisions of this notice may only be revoked with the written consent of the Security Trustee.

3. Please sign and return the enclosed copy of this notice to the Security Trustee (with a copy to the Company) by way of confirmation that:

     (a) you agree to the terms set out in this notice and to act in accordance with its provisions; and

     (b) you have not received notice that the Company has assigned its rights under the Agreement to a third party or created any other interest (whether by way of security or otherwise) in the Agreement in favour of a third party other than a notice informing you that such Company has also assigned its rights under the said Agreement to [the Royal Bank of Scotland/Bank of America as Security Trustee for certain other banks]

The provisions of this notice are governed by English law.

Yours faithfully



for and on behalf of

[the Company]

To:       [Security Trustee]

Copy to:  [the Company]

Security Trustee

We hereby acknowledge receipt of the above notice and confirm the matters set out in paragraphs (a) and (b) above.



for and on behalf of

[insert name of Counterparty]

Dated: [            ], [            ]

                                   SCHEDULE 5


                                  Guarantees
                          Part 1: Existing Guarantees

Company                                                             Date of Guaranty
-------------------------------------------------------------------------------------------------------------------------
Applied Power Limited                                               July 31, 2000
-------------------------------------------------------------------------------------------------------------------------
APW Electronics Limited                                             July 31, 2000
-------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems Holdings Limited                              July 31, 2000
-------------------------------------------------------------------------------------------------------------------------
Wright Line Limited                                                 July 31, 2000
-------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems (UK) Limited                                  July 31, 2000
-------------------------------------------------------------------------------------------------------------------------
APW Electronics Overseas Investments Limited                        July 31, 2000
-------------------------------------------------------------------------------------------------------------------------


                            Part II: New Guarantees

Company                                                                   Date of Guaranty
--------------------------------------------------------------------------------------------------------------------------------
APW Electronics Group plc                                                 The date of this Debenture.
--------------------------------------------------------------------------------------------------------------------------------
APW Enclosure Products and Systems Limited                                The date of this Debenture.
--------------------------------------------------------------------------------------------------------------------------------
APW New Forest Limited                                                    The date of this Debenture.
--------------------------------------------------------------------------------------------------------------------------------
APW Power Supplies Ltd.                                                   The date of this Debenture.
--------------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems plc                                                 The date of this Debenture.
--------------------------------------------------------------------------------------------------------------------------------
Towerflame Limited                                                        The date of this Debenture.
--------------------------------------------------------------------------------------------------------------------------------
Air Cargo Equipment (UK) Limited                                          The date of this Debenture.
--------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6

                                  PROPERTIES

                                   SCHEDULE 7


                         Additional Assigned Agreements


             Company                                                  Additional Assigned Agreements
----------------------------------------------------------------------------------------------------
APW Enclosure Products and Systems Limited                                         None
----------------------------------------------------------------------------------------------------
APW Enclosure Systems Holdings Limited                                             None
----------------------------------------------------------------------------------------------------
Applied Power Limited                                                              None
----------------------------------------------------------------------------------------------------
APW Electronics Group plc                                                          None
----------------------------------------------------------------------------------------------------
APW Electronics Limited                                                            None
----------------------------------------------------------------------------------------------------
Wright Line Limited                                                                None
----------------------------------------------------------------------------------------------------
APW New Forest Limited                                                             None
----------------------------------------------------------------------------------------------------
APW Power Supplies Ltd.                                                            None
----------------------------------------------------------------------------------------------------
APW Enclosure Systems plc                                                          None
----------------------------------------------------------------------------------------------------
APW Enclosure Systems (UK) Limited                                                 None
----------------------------------------------------------------------------------------------------
Towerflame Limited                                                                 None
----------------------------------------------------------------------------------------------------
Air Cargo Equipment (UK) Limited                                                   None
----------------------------------------------------------------------------------------------------

                                  SCHEDULE 8


                           FORM OF NOTICE OF CHARGE


                                   (Part I)
                              (Notice of Charge)

                        [LETTERHEAD OF [            ]]

To:    [            ]

From:  [            ] (the "Company")

                                                                          [Date]

Dear Sirs

                   ACCOUNT NO: [                          ]
                               NOTICE OF CHARGE

We refer to Account No: [            ] (the "Special Accounts").

We notify you by this letter that we have charged by way of fixed charge, pursuant to a Debenture entered into by us in favour of [Name of Security
Trustee] (the "Security Trustee") dated [            ] 200[  ] (the
"Debenture"), all monies now or at any time standing to the credit of the Special Accounts. All terms defined in the Debenture which are used in this letter shall bear the same meaning as in the Debenture.

A copy of the Debenture [is enclosed for your attention] [has previously been provided to you] and we request that you take note of its provisions.

We irrevocably and unconditionally instruct and authorise you (but subject to the provisions of the Intercreditor Agreement) at all times after the Security Trustee has given you notice of an Event of Default which is continuing (an "Enforcement Notice"):

1. to disclose to the Security Trustee, without any reference to or further authority from us and without any enquiry by you as to the justification for such disclosure, such information relating to the Special Accounts, the amount from time to time standing to the credit of the same (the "Special Account Funds") and the debts represented by the same as the Security Trustee may, at any time and from time to time, request;

2. at any time and from time to time upon receipt by you of any written instruction from the Security Trustee, to release any amount of the Special Account Funds and to act in accordance with such instruction, without any reference to or further authority from us and without any enquiry by you as to the justification for such instruction or the validity of the same; and

3. to comply with the terms of any written notice, statement or instrument in any way relating or purporting to relate to the Special Accounts, the Special Account Funds or the debts represented by the same which you may receive at any time and from time to time from the Security Trustee, without any reference to or further authority from us and without any enquiry by you as to the justification for such notice, statement or instruction or the validity of the same, provided that until you receive any such Enforcement Notice we shall be entitled to deal with the Special Account Funds and the Special Accounts as we see fit.

We agree that:

(a) in the event of any conflict between communications received from us and from the Security Trustee, the communication from the Security Trustee shall prevail;

(b) none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Security Trustee's prior written consent; and

(c) you are authorised to disclose any information in relation to the Special Accounts to the Security Trustee at the Security Trustee's request.

Please acknowledge receipt of this notice, and confirm your agreement to it, by
executing and returning to the Security Trustee at [            ] marked for the
attention of [            ] an original acknowledgement in the form attached to
this letter.

The instructions, authorisations and confirmations which are contained in this letter shall remain in full force and effect until we and the Security Trustee give you notice in writing revoking them.

This letter shall be governed by, and construed in accordance with, English law.

Yours faithfully



___________________________


for and on behalf of
[Name of Company]

cc:   [Company]

                                    Part II

                           (Form of Acknowledgement)

                              [LETTERHEAD OF [ ]]

To:    [ ] (the "Security Trustee")

Attn:  [ ]

[Date]


                   ACCOUNT NO: [                          ]
                      ACKNOWLEDGEMENT OF NOTICE OF CHARGE

Dear Sirs

We acknowledge receipt of:

(a)  the notice dated [            ] 200[  ] (a copy of which is attached to
     this letter) addressed to us by [Name of Company] (the "Company") regarding
     Account No: [            ] (the "Special Accounts"); and

(b) the copy of the Debenture (as defined in that notice) [enclosed with that notice] [previously provided to us].

All terms defined in the Debenture which are used in this letter shall bear the same meaning as in the Debenture.

We confirm that subject to the provisions of the Intercreditor Agreement:

1. we consent to the charge of the Special Accounts and have noted, and will act in accordance with, the terms of that notice;

2. there does not exist in our favour (other than arising at law), and we undertake not to create, assert, claim or exercise, any mortgage, fixed or floating charge, encumbrance, assignment or other security interest of any kind or any agreement or arrangement having substantially the same economic or financial effect as any of the above (including any rights of counter-claim, rights of set-off or combination of accounts or any "hold back" or "flawed asset" arrangement) over or with respect to any monies standing to the credit of, or received by us to be credited to, the Special Accounts (or any part of the same) save for group netting arrangements;

3. we have not previously received notice of any other assignment or charge of the Special Accounts and we are not aware of any interest of any third party in any of the monies now or at any time standing to the credit of the Special Accounts other than in favour of [RBS/BofA as Security Trustee for certain books]; and

4. we undertake that, in the event of us becoming aware at any time that any Person other than the Security Trustee [or RBS] has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Special Accounts, we will immediately give written notice of the same to the Security Trustee.

We have made the acknowledgements and confirmations and have given the undertakings set out in this letter in the knowledge that they are required by the Security Trustee in connection with the security created pursuant to the Debenture.

This letter shall be governed by, and construed in accordance with, English law.

Yours faithfully



_______________________________________

for and on behalf of

[Name of Bank]

by [Name of Signatory]


cc:  [Company]

                                  SCHEDULE 9

                               SPECIAL ACCOUNTS


-----------------------------------------------------------------------------------------------------------------------------
Bank Account Details                           Sterling          DKK           EURO         IEP       USD          DM
APW East Group
-----------------------------------------------------------------------------------------------------------------------------
RBS Accounts                                      16-04-00
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Limited  Chandlers Ford           20133785                 VRELCFDD-EURA                      VEELCHFO-DEMC
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Limited  Hedge End                20133793  VRELEL-DKKA    VECBD-EURA
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Limited  Uxbridge                 20133807                 VEELUXBD-EURA
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Group    Group                    20122769  VEELCHFO-DKKA  VEELCHFO-EURA
plc
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Group    Group                    20133831
plc
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Group    Treasury                 20133947
plc
-----------------------------------------------------------------------------------------------------------------------------
NatWest                                           50-00-00       60-00-04       60-00-04  60-00-04  60-00-04
-----------------------------------------------------------------------------------------------------------------------------
Applied Power Limited    Applied Power            71074112
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Group    Elect Grp plc            71071334       08161186       08161194
plc
-----------------------------------------------------------------------------------------------------------------------------
APW Enclosure Products   Enc Prod & System        71074090
and Systems Limited
-----------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------
Bank Account Details                              FF             ITL       SwKr
APW East Group
------------------------------------------------------------------------------------
RBS Accounts
------------------------------------------------------------------------------------
APW Electronics Limited  Chandlers Ford      VEELCHFO-FRFC  VEELCHFO-ITLA
------------------------------------------------------------------------------------
APW Electronics Limited  Hedge End
------------------------------------------------------------------------------------
APW Electronics Limited  Uxbridge
------------------------------------------------------------------------------------
APW Electronics Group    Group
 plc
------------------------------------------------------------------------------------
APW Electronics Group    Group
 plc
------------------------------------------------------------------------------------
APW Electronics Group    Treasury
 plc
------------------------------------------------------------------------------------
NatWest
------------------------------------------------------------------------------------
Applied Power Limited    Applied Power
------------------------------------------------------------------------------------
APW Electronics Group    Elect Grp plc
 plc
------------------------------------------------------------------------------------
APW Enclosure Products   Enc Prod & System
and Systems Limited
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Bank Account Details                           Sterling          DKK           EURO         IEP       USD          DM
APW East Group
-----------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems    Enc syst Hldgs Ltd       71074104
Holdings Limited
-----------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems    Enclosure Syst plc       71034730                      08126348            08129215
 plc
-----------------------------------------------------------------------------------------------------------------------------
APW New Forest Limited   New Forest               71073868
-----------------------------------------------------------------------------------------------------------------------------
APW Power Supplies       Power supplies           71071369       08161135                           08161127
Limited
-----------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems    Scotland                 71034803                                          08112207
(UK) Limited
-----------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems    Sheffield                71034838
(UK) Limited
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Limited  Chandlers ford           71071385       08161151       08161143            08161178
-----------------------------------------------------------------------------------------------------------------------------
APW Electronics Limited  Uxbridge                 71071377                      08161208
-----------------------------------------------------------------------------------------------------------------------------
APW Enclosure Systems    Wandsworth               71034811                                          08112215
(UK) Limited
-----------------------------------------------------------------------------------------------------------------------------
Bank of America
-----------------------------------------------------------------------------------------------------------------------------
Wright Line Limited      Wright Line Ltd     6008-34886012
-----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
Bank Account Details                              FF             ITL       SwKr
APW East Group
------------------------------------------------------------------------------------
APW Enclosure Systems    Enc syst Hldgs Ltd
Holdings Limited
------------------------------------------------------------------------------------
APW Enclosure Systems    Enclosure Syst plc
 plc
------------------------------------------------------------------------------------
APW New Forest Limited   New Forest
------------------------------------------------------------------------------------
APW Power Supplies       Power supplies
Limited
------------------------------------------------------------------------------------
APW Enclosure Systems    Scotland
(UK) Limited
------------------------------------------------------------------------------------
APW Enclosure Systems    Sheffield
(UK) Limited
------------------------------------------------------------------------------------
APW Electronics Limited  Chandlers ford
------------------------------------------------------------------------------------
APW Electronics Limited  Uxbridge
------------------------------------------------------------------------------------
APW Enclosure Systems    Wandsworth
(UK) Limited
------------------------------------------------------------------------------------
          Bank of America
------------------------------------------------------------------------------------
Wright Line Limited      Wright Line Ltd
------------------------------------------------------------------------------------


Signed as a Deed by APW ENCLOSURE       )
PRODUCTS AND SYSTEMS LIMITED            )
acting by Desmond Doyle and             )
Samantha Kirby
                                             /s/ Desmond Doyle
                                             ----------------------------
                                             Director

                                             /s/ Samantha Kirby
                                             ----------------------------
                                             Secretary

Address:   Electron Way
           Chandlers Ford
           Eastleigh
           Hampshire  S053 4ZR

Attn:      The Company Secretary

Tel:       02380 266300
Fax:       02380 265126

cc:        Rick Carroll
           APW
           N22 W23685 Ridge View Parkway West
           Waukesha
           Wisconsin,  WI 53188
           USA
Tel:       001 262 523 7600
Fax:       001 262 523 7590

Signed as a Deed by APW ENCLOSURE
SYSTEMS HOLDINGS LIMITED acting       )
by Desmond Doyle and                  )
Samantha Kirby                        )

                                                  /s/ Desmond Doyle
                                                  ----------------------------
                                                  Director

                                                  /s/ Samantha Kirby
                                                  ----------------------------
                                                  Secretary

Address:    Electron Way
            Chandlers Ford
            Eastleigh
            Hampshire  S053 4ZR

Attn:       The Company Secretary

Tel:        02380 266300

Fax:        02380 265126

cc:         Rick Carroll
            APW
            N22 W23685 Ridge View Parkway West
            Waukesha
            Wisconsin,  WI 53188
            USA

Tel:        001 262 523 7600

Fax:        001 262 523 7590

Signed as a Deed by APPLIED POWER     )
LIMITED acting by Desmond Doyle       )
and Samantha Kirby


                                                  /s/ Desmond Doyle
                                                  ----------------------------
                                                  Director

                                                  /s/ Samantha Kirby
                                                  ----------------------------
                                                  Secretary
Address:        Electron Way
                Chandlers Ford
                Eastleigh
                Hampshire  S053 4ZR

Attn:           The Company Secretary

Tel:            02380 266300
Fax:            02380 265126

cc:             Rick Carroll
                APW
                N22 W23685 Ridge View Parkway West
                Waukesha
                Wisconsin,  WI 53188
                USA

Tel:            001 262 523 7600

Fax:            001 262 523 7590

Signed as a Deed by APW               )
ELECTRONICS GROUP PLC acting by       )
Desmond Doyle and                     )
Samantha Kirby


                                              /s/ Desmond Doyle
                                              ----------------------------
                                              Director

                                              /s/ Samantha Kirby
                                              ----------------------------
                                              Secretary
                Chandlers Ford
                Eastleigh
                Hampshire  S053 4ZR

Attn:           The Company Secretary

Tel:            02380 266300

Fax:            02380 265126

cc:             Rick Carroll
                APW
                N22 W23685 Ridge View Parkway West
                Waukesha
                Wisconsin,  WI 53188
                USA

Tel:            001 262 523 7600

Fax:            001 262 523 7590

Signed as a Deed by APW
ELECTRONICS LIMITED acting by          )
Desmond Doyle and                      )
Samantha Kirby


                                              /s/ Desmond Doyle
                                              ----------------------------
                                              Director

                                              /s/ Samantha Kirby
                                              ----------------------------
                                              Secretary
Address:       Electron Way
               Chandlers Ford
               Eastleigh
               Hampshire  S053 4ZR

Attn:          The Company Secretary

Tel:           02380 266300

Fax:           02380 265126

cc:            Rick Carroll
               APW
               N22 W23685 Ridge View Parkway West
               Waukesha
               Wisconsin,  WI 53188
               USA

Tel:           001 262 523 7600

Fax:           001 262 523 7590

Signed as a Deed by WRIGHT LINE          )
LIMITED acting by Desmond Doyle          )
                  -------------
and Mark Long
    ---------                             /s/ Desmond Doyle
                                          ----------------------------
                                          Director

                                          /s/ Mark Long
                                          ----------------------------
                                          Secretary

Address:        Electron Way
                Chandlers Ford
                Eastleigh
                Hampshire  S053 4ZR

Attn:           The Company Secretary

Tel:            02380 266300

Fax:            02380 265126

cc:             Rick Carroll
                APW
                N22 W23685 Ridge View Parkway West
                Waukesha
                Wisconsin,  WI 53188
                USA

Tel:            001 262 523 7600

Fax:            001 262 523 7590

Signed as a Deed by APW NEW
FOREST LIMITED acting by              )
Desmond Doyle and                     )
Samantha Kirby
                                            /s/ Desmond Doyle
                                            ----------------------------
                                            Director

                                            /s/ Samantha Kirby
                                            ----------------------------
                                            Secretary


Address:         Electron Way
                 Chandlers Ford
                 Eastleigh
                 Hampshire  S053 4ZR

Attn:            The Company Secretary

Tel:             02380 266300

Fax:             02380 265126

cc:              Rick Carroll
                 APW
                 N22 W23685 Ridge View Parkway West
                 Waukesha
                 Wisconsin,  WI 53188
                 USA

Tel:             001 262 523 7600

Fax:             001 262 523 7590

Signed as a Deed by APW POWER    )
SUPPLIES LTD acting by           )
 Stephen Evans and
 _____________________________
                                                   /s/ Stephen Evans
                                                   ----------------------------
                                                   Director


                                                   ____________________________
                                                   Director/Secretary

Address:     Electron Way
             Chandlers Ford
             Eastleigh
             Hampshire  S053 4ZR

Attn:        The Company Secretary                 In the presence of:

Tel:         02380 266300                          /s/ Lesley A. Gower
                                                   ----------------------------
Fax:         02380 265126                          Lesley A. Gower
                                                   Office Manager
cc:          Rick Carroll                          4 Winchester Circle
             APW                                   Amesbury
             N22 W23685 Ridge View Parkway West    Wilts
             Waukesha                              SP4 75P
             Wisconsin,  WI 53188
             USA

Tel:         001 262 523 7600

Fax:         001 262 523 7590

Signed as a Deed by APW ENCLOSURE       )
SYSTEMS PLC acting by                   )
Desmond Doyle and
Samantha Kirby
                                                   /s/ Desmond Doyle
                                                   ----------------------------
                                                   Director

                                                   /s/ Samantha Kirby
                                                   ----------------------------
                                                   Secretary


Address:      Electron Way
              Chandlers Ford
              Eastleigh
              Hampshire  S053 4ZR

Attn:         The Company Secretary

Tel:          02380 266300

Fax:          02380 265126

cc:           Rick Carroll
              APW
              N22 W23685 Ridge View Parkway West
              Waukesha
              Wisconsin,  WI 53188
              USA

Tel:          001 262 523 7600

Fax:          001 262 523 7590

Signed as a Deed by APW ENCLOSURE    )
SYSTEMS (UK) LIMITED acting  by      )
Desmond Doyle and Samantha Kirby

                                                  /s/ Desmond Doyle
                                                  ----------------------------
                                                  Director

                                                  /s/ Samantha Kirby
                                                  ----------------------------
                                                  Secretary

Address:      Electron Way
              Chandlers Ford
              Eastleigh
              Hampshire  S053 4ZR

Attn:         The Company Secretary

Tel:          02380 266300

Fax:          02380 265126

cc:           Rick Carroll
              APW
              N22 W23685 Ridge View Parkway West
              Waukesha
              Wisconsin,  WI 53188
              USA

Tel:          001 262 523 7600

Fax:          001 262 523 7590

Signed as a Deed by TOWERFLAME         )
LIMITED acting by Roger Holmes         )
and David Pumphrey
                                                /s/ Roger Holmes
                                                ----------------------------
                                                Director

                                                /s/ David Pumphrey
                                                ----------------------------
                                                Director/Secretary


Address:      Unit 4 Alpha Park
              Bevan Park
              Smethwick
              West Midlands,  B66 1BZ

Attn:         David Pumphrey

Tel:          0121 558 2666

Fax:          0121 558 3399

cc:           Rick Carroll
              APW
              N22 W23685 Ridge View Parkway West
              Waukesha
              Wisconsin,  WI 53188
              USA

Tel:          001 262 523 7600

Fax:          001 262 523 7590

Signed as a Deed by AIR CARGO         )
EQUIPMENT (UK) LIMITED acting by      )
Roger Holmes and
David Pumphrey
                                            /s/ Roger Holmes
                                            ----------------------------
                                            Director

                                            /s/ David Pumphrey
                                            ----------------------------
                                            Director/Secretary

Address:     4 Bevan Way
             Smethwick
             West Midlands,  B66 1BZ

Attn:        David Pumphrey

Tel:         0121 558 2666

Fax:         0121 558 3399

cc:          Rick Carroll
             APW
             N22 W23685 Ridge View Parkway West
             Waukesha
             Wisconsin,  WI 53188
             USA

Tel:         001 262 523 7600

Fax:         001 262 523 7590

SIGNED by for and on behalf of Security   )
Trustee:                                  )
                                               /s/ M. H. Claggett
                                               ----------------------------
                                               Signature

                                               Margaret Claggett
                                               ----------------------------
                                               Name Printed

                                               Managing Director
                                               ----------------------------
                                               Title:


Address:       555 South Flower Street
               11th Floor Mail Code
               (CA9-706-11-21)
               Los Angeles
               CA 90071
               USA

Attn:          M. Duncan McDuffie

Tel:           001 213 228 2609

Fax:           001 213 228 6003